As filed with the Securities and Exchange Commission on July 7, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MANTECH INTERNATIONAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	7373	22-1852179
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

12015 Lee Jackson Highway

Fairfax, VA 22033

(703) 218-6000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrants’ Principal Executive Offices)

Guarantors Listed on Scheduled A Hereto

(Exact Name of Registrant as Specified in Its Charter)

Michael R. Putnam, Esq.

Senior Vice President, Corporate & Regulatory Affairs

ManTech International Corporation

12015 Lee Jackson Highway

Fairfax, VA 22033

(703) 218-6000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

David M. Lynn, Esq.

Morrison & Foerster LLP

2000 Pennsylvania Ave., NW, Suite 6000

Washington, D.C. 20006

(202) 887-1500

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration number for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier, effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Offering Price Per Note(1)	Proposed Aggregate Offering Price	Amount of Registration Fee
7.25% Senior Notes due 2018	$200,000,000	100%	$200,000,000	$14,260
Guarantees of 7.25% Senior Notes due 2018(2)	—(3)	—(3)	—(3)	—(3)

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f).
(2)	The guarantors are each of ManTech International Corporation’s wholly-owned domestic subsidiaries that are guarantors under ManTech International Corporation’s senior credit facility.
(3)	Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable for the guarantees of the 7.25% Senior Notes due 2018.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SCHEDULE A

GUARANTORS

Registrant	State of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number	Address of Registrant’s Principal Executive Offices and Address of Agent for Service
DB Data Systems, LLC	Virginia	26-0058750	7373	12015 Lee Jackson Highway Fairfax, VA 22033
DDK Technology Group, Inc.	Maryland	52-1719615	7373	12015 Lee Jackson Highway Fairfax, VA 22033
Gray Hawk Technology Solutions, LLC	Virginia	54-2005012	7373	12015 Lee Jackson Highway Fairfax, VA 22033
Hawkeye Systems, LLC	Virginia	80-0028146	7373	12015 Lee Jackson Highway Fairfax, VA 22033
Interop II	Virginia	52-2096332	7373	12015 Lee Jackson Highway Fairfax, VA 22033
ManTech Advanced Development Group	California	33-0172909	7373	12015 Lee Jackson Highway Fairfax, VA 22033
ManTech Advanced Systems International, Inc.	Virginia	52-1396243	7373	12015 Lee Jackson Highway Fairfax, VA 22033
ManTech Command Control Systems Corporation	Virginia	20-0553968	7373	12015 Lee Jackson Highway Fairfax, VA 22033
ManTech Cyber Solutions International, Inc.	Delaware	27-0373171	7373	12015 Lee Jackson Highway Fairfax, VA 22033
ManTech Electronics Interoperability Services, Inc.	Delaware	54-1650009	7373	12015 Lee Jackson Highway Fairfax, VA 22033
ManTech Environmental Research Services Corporation	Virginia	54-1661370	7373	12015 Lee Jackson Highway Fairfax, VA 22033
ManTech ETG, LLC	Delaware	63-1258773	7373	12015 Lee Jackson Highway Fairfax, VA 22033
ManTech Europe Systems Corporation	Virginia	54-1908709	7373	12015 Lee Jackson Highway Fairfax, VA 22033
ManTech Global Services Corporation	Virginia	26-1606801	7373	12015 Lee Jackson Highway Fairfax, VA 22033
ManTech Gray Hawk Systems, Inc.	Virginia	54-1771202	7373	12015 Lee Jackson Highway Fairfax, VA 22033
ManTech GRS Solutions, Inc.	Maryland	52-2132309	7373	12015 Lee Jackson Highway Fairfax, VA 22033
ManTech Information Systems & Technology Corporation	Virginia	54-1536891	7373	12015 Lee Jackson Highway Fairfax, VA 22033
ManTech MBI, Inc.	Virginia	54-1305478	7373	12015 Lee Jackson Highway Fairfax, VA 22033
ManTech Mission Operations Corporation	Delaware	27-0426587	7373	12015 Lee Jackson Highway Fairfax, VA 22033
ManTech Security & Mission Assurance Corporation	Delaware	54-1395845	7373	12015 Lee Jackson Highway Fairfax, VA 22033
ManTech Security Technologies Corporation	Virginia	54-1995518	7373	12015 Lee Jackson Highway Fairfax, VA 22033
ManTech Sensor Technologies, Inc.	New Jersey	22-3123851	7373	12015 Lee Jackson Highway Fairfax, VA 22033
ManTech Solutions & Technologies Corporation	Virginia	54-1871905	7373	12015 Lee Jackson Highway Fairfax, VA 22033
ManTech SRS Technologies, Inc.	California	95-2668010	7373	12015 Lee Jackson Highway Fairfax, VA 22033

ManTech Support Technology, Inc.	Virginia	52-1396240	7373	12015 Lee Jackson Highway Fairfax, VA 22033
ManTech Systems Engineering Corporation	Virginia	52-1396237	7373	12015 Lee Jackson Highway Fairfax, VA 22033
ManTech Telecommunications and Information Systems Corporation	Delaware	52-1279373	7373	12015 Lee Jackson Highway Fairfax, VA 22033
ManTech Test Systems, Inc.	Virginia	54-1865918	7373	12015 Lee Jackson Highway Fairfax, VA 22033
ManTech U.K. Systems Corporation	Virginia	54-1884571	7373	12015 Lee Jackson Highway Fairfax, VA 22033
Nexolve Corporation	Virginia	26-3871620	7373	12015 Lee Jackson Highway Fairfax, VA 22033
NSI Technology Services Corporation	California	95-2623861	7373	12015 Lee Jackson Highway Fairfax, VA 22033
Symmetron Holding Corporation	Virginia	13-4312408	7373	12015 Lee Jackson Highway Fairfax, VA 22033
Symmetron, LLC	Virginia	54-1188871	7373	12015 Lee Jackson Highway Fairfax, VA 22033
UnityNet, Inc	Virginia	27-2698432	7373	12015 Lee Jackson Highway Fairfax, VA 22033

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 7, 2010

PRELIMINARY PROSPECTUS

ManTech International Corporation

OFFER TO EXCHANGE

$200,000,000 principal amount of its

7.25% Senior Notes due 2018

which have been registered under the Securities Act,

for any and all of its outstanding 7.25% Senior Notes due 2018

•	The exchange offer expires at 11:59 p.m., New York City time, on , 2010, unless extended.

•	We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of a new series of notes that are registered under the Securities Act.

•	The exchange offer is not subject to any conditions other than that it not violate applicable law or any applicable interpretation of the staff of the SEC.

•	You may withdraw tenders of outstanding notes at any time before the exchange offer expires.

•	The exchange of notes will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

•	The terms of the new series of notes are substantially identical to the terms of the outstanding notes, except for transfer restrictions and registration rights relating to the outstanding notes.

•	You may tender outstanding notes only in denominations of $2,000 and integral multiples of $1,000.

•	Our affiliates may not participate in the exchange offer.

•

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities.

Please refer to “Risk Factors” beginning on page 9 of this prospectus for a description of the risks you should consider when evaluating this exchange offer.

We are not making this exchange offer in any jurisdiction where it is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2010.

We have not authorized any dealer, salesperson or other people to give any information or to make any representations to you other than the information contained in this prospectus. You must not rely on any information or representations not contained in this prospectus as if we had authorized it. This prospectus does not offer to sell or solicit an offer to buy any securities other than the registered notes to which it relates, nor does it offer to buy any of these notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The information contained in this prospectus is current only as of the date on the cover page of this prospectus, and may change after that date.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. This information is available without charge to you upon written or oral request. If you would like a copy of any of this information, please submit your request to ManTech International Corporation, 12015 Lee Jackson Highway, Fairfax, VA 22033, Attention: Investor Relations, or call (703) 218-6000. In addition, to obtain timely delivery of any information you request, you must submit your request no later than                     , 2010, which is five business days before the date the exchange offer expires.

i

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

All statements other than statements of historical facts included in this prospectus, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected costs, goals and plans and objectives of management for future operations are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Words such as “anticipate,” “expect,” “will,” “intend,” “plan,” “target,” “potential,” “project,” “believe,” “seek,” “schedule,” “opportunity,” “continue,” “estimate,” “could,” “can,” “may,” and similar expressions, or the negative of those terms or words of similar import, are intended to identify such forward-looking statements. These forward-looking statements reflect our current views regarding future events based on estimates and assumptions, and are therefore subject to known and unknown risks and uncertainties and are not guarantees of future performance. Investors are cautioned against relying on such forward-looking statements when evaluating the information presented in this prospectus. The safe harbor protections provided in Section 27A of the Securities Act and Section 21E of the Exchange Act do not apply to statements made in connection with this exchange offer.

Our actual results of operations could differ materially from those expressed or implied by forward-looking statements contained in this prospectus. Important factors that could cause or contribute to such differences include those factors discussed in “Risk Factors” and elsewhere in this prospectus, including the following, without limitation:

•	adverse changes in U.S. government spending priorities;

•	failure to retain existing U.S. government contracts, win new contracts or win recompetes;

•	risks associated with complex U.S. government procurement laws and regulations;

•	adverse results of U.S. government audits of our government contracts;

•	risk of contract performance, modification or termination;

•	curtailment of the U.S. Government’s outsourcing of certain services that we provide;

•	failure to obtain option awards, task orders or funding under contracts;

•	adverse changes in our mix of contract types;

•

risks of financing, such as increases in interest rates, restrictions imposed by our outstanding indebtedness, including the ability to meet existing financial covenants, and risks related to an inability to obtain new or additional financing;

•	failure to successfully integrate recently acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions;

•	failure to identify, execute or effectively integrate future acquisitions; and

•	competition.

Forward-looking statements contained in this prospectus are only made as of the date of this prospectus, and we undertake no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

ii

PROSPECTUS SUMMARY

This summary is not complete and may not contain all of the information that may be important to you. You should read the entire prospectus carefully, including the information set forth in the section entitled, “Risk Factors,” as well as information incorporated by reference in this prospectus, before exchanging your notes. In this prospectus, unless the context indicates otherwise, the terms “Company” and “ManTech” as well as the words “we”, “our”, “ours” and “us” refer to both ManTech International Corporation and its consolidated subsidiaries.

Our Company

ManTech is a leading provider of innovative technologies and solutions for mission-critical national security programs for the Intelligence Community; departments of Defense, State, Homeland Security and Justice; and other U.S. federal government organizations. Our expertise includes systems engineering and integration, enterprise architecture, cyber security, information assurance, intelligence operations and analysis support, network and critical infrastructure protection, information operations and information warfare support, information technology, communications integration, global logistics and supply chain management and service oriented architecture. We currently have approximately 9,100 highly qualified employees operating in approximately 40 countries worldwide.

Our primary customers are U.S. federal government intelligence, military and civilian agencies. In addition, we support some state and local governments and commercial customers. We derive most of our revenues from national security and homeland defense customers. We have successful, long-standing relationships with our customers, having supported many of them for over 40 years.

Our Offices

Our executive offices are located at 12015 Lee Jackson Highway, Fairfax, Virginia 22033 and our telephone number is (703) 218-6000. Our website is www.mantech.com. Information on our website is not incorporated in this prospectus.

The Exchange Offer

The Exchange Offer	We are offering to exchange the exchange notes (the “exchange notes”) for the outstanding private notes (the “private notes”) that are properly tendered and accepted. You may tender outstanding private notes only in denominations of $2,000 and integral multiples of $1,000. We will issue the exchange notes on or promptly after the exchange offer expires. As of the date of this prospectus, $200,000,000 principal amount of private notes is outstanding.

Expiration Date	The exchange offer will expire at 11:59 p.m., New York City time, on , 2010, (the 20th business day following commencement of the exchange offer), unless extended, in which case the expiration date will mean the latest date and time to which we extend the exchange offer.

Conditions to the Exchange Offer	The exchange offer is not subject to any condition other than that it not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission (the “SEC”). The exchange offer is not conditioned upon any minimum principal amount of private notes being tendered for exchange.

Procedures for Tendering Private Notes

If you wish to tender your private notes for exchange notes pursuant to the exchange offer you must:

•     if you hold the private notes through The Depository Trust Company (“DTC”), comply with the Automated Tender Offer Program procedures of DTC, and the Exchange Agent (as defined below) must receive a timely confirmation of a book-entry transfer of the private notes into its account at DTC pursuant to the procedures for book-entry transfer described herein, along with a properly transmitted agent’s message, before the expiration date;

•     if you hold private notes through Euroclear Bank S.A./N.V. (“Euroclear”) or Clearstream Banking, S.A. (“Clearstream”), comply with the procedures of Euroclear or Clearstream, as applicable, before the expiration date; or

•     complete, sign and date the letter of transmittal and transmit it, together with your initial notes to be exchanged and all other documents required by the letter of transmittal, to The Bank of New York Mellon Trust Company, N.A., as exchange agent.

By tendering the private notes pursuant to the exchange offer, you will make the representations to us described under “THE EXCHANGE OFFER—Procedures for Tendering.”

Acceptance of the Private Notes and Delivery of the Exchange Notes	Subject to the satisfaction or waiver of the conditions to the exchange offer, we will accept for exchange any and all private notes which are validly tendered in the exchange offer and not withdrawn before 11:59 p.m., New York City time, on the expiration date.

Withdrawal Rights	You may withdraw the tender of your private notes at any time before 11:59 p.m., New York City time, on the expiration date, by complying with the procedures for withdrawal described in this prospectus under the heading “THE EXCHANGE OFFER—Withdrawal of tenders.”

U.S. Federal Income Tax Considerations	The exchange of notes should not be a taxable event for U.S federal income tax purposes. For a discussion of the material U.S. federal income tax considerations relating to the exchange, ownership and disposition of notes, see “U.S. FEDERAL INCOME TAX CONSIDERATIONS.”

Exchange Agent	The Bank of New York Mellon Trust Company, N.A., the trustee under the indenture governing the notes, is serving as the exchange agent for the notes (the “Exchange Agent”).

Consequences of Failure to Exchange	If you do not exchange your private notes for exchange notes, you will continue to be subject to the restrictions on transfer provided in the private notes and in the indenture governing the private notes. In general, the private notes may not be offered or sold, unless registered under the Securities Act of 1933, as amended (the “Securities Act”), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently plan to register the private notes under the Securities Act.

Fulfillment of Registration Rights	You are entitled to exchange your private notes for exchange notes with substantially identical terms. This exchange offer satisfies this right. After the exchange offer is completed, you will no longer be entitled to any exchange or registration rights with respect to your private notes.

We explain the exchange offer in greater detail beginning on page 29.

The Exchange Notes

The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “DESCRIPTION OF THE NOTES” section of this prospectus contains a more detailed description of the terms and conditions of the exchange notes.

The form and terms of the exchange notes are the same as the form and terms of the private notes, except that the exchange notes will be registered under the Securities Act and, therefore, the exchange notes will not be subject to the transfer restrictions, registration rights and provisions providing for an increase in the interest rate applicable to the private notes. The exchange notes will evidence the same debt as the private notes, and both the private notes and the exchange notes are governed by the same indenture.

Issuer	ManTech International Corporation

Notes Offered	$200,000,000 aggregate principal amount of 7.25% senior notes due 2018.

Maturity Date	The 7.25% senior notes mature on April 15, 2018.

Interest	April 15 and October 15 of each year after the date of issuance of the notes, commencing October 15, 2010.

Guarantees	The exchange notes will be guaranteed, jointly and severally, on a senior basis by each of our wholly-owned domestic subsidiaries that are guarantors under our senior credit facility. See “DESCRIPTION OF THE NOTES.”

Ranking	The exchange notes will be our general unsecured obligations. These exchange notes will:

•	rank equally in right of payment with all of our future senior debt;

•	be effectively junior to all of our secured debt, including debt outstanding under our senior credit facility, to the extent of the value of the assets securing such debt;

•	be effectively junior to all existing and future debt and other liabilities, including trade payables, of our non-guarantor subsidiaries (other than debt and other liabilities owed to us, if any); and

•	rank senior in right of payment to all of our future subordinated debt.

The exchange notes would be effectively junior to any senior secured debt (to the extent of the value of the assets securing such debt) issued under our senior credit facility. As of the date of this prospectus, we have no senior secured indebtedness outstanding under our credit facility and we have the ability to incur $348.6 million of senior secured indebtedness under the credit facility.

Optional Redemption	Prior to April 15, 2013 we may redeem up to 35% of the outstanding exchange notes with the net proceeds of certain equity offerings at 107.250% of the principal amount of the exchange notes. The exchange notes may be redeemed at any time prior to April 15, 2014 at a price equal to 100% of the principal amount plus a “make-whole” premium. On or after April 15, 2014, the exchange notes may be redeemed at the option of the Company on the redemption dates and at the redemption prices specified under “DESCRIPTION OF THE NOTES—Optional Redemption.”

Change of Control	If we experience a defined change of control we may be required to offer to repurchase the exchange notes at a price equal to 101% of the principal amount of the exchange notes, plus accrued and unpaid interest, if any, to the date of purchase. See “DESCRIPTION OF THE NOTES—Change of Control.”

Certain Covenants	The indenture contains covenants that, among other things, will limit our ability to:

•	pay dividends or distributions, repurchase equity, prepay subordinated debt or make certain investments;

•	incur additional debt or issue certain disqualified stock and preferred stock;

•	incur liens on assets;

•	merge or consolidate with another company or sell all or substantially all assets;

•	allow to exist certain restrictions on the ability of the guarantors to transfer assets; and

•	enter into sale and lease-back transactions.

These covenants are subject to important exceptions and qualifications as described under “DESCRIPTION OF THE NOTES—Certain Covenants.”

Use of Proceeds	We will not receive any cash proceeds from the exchange offer.

You should carefully consider all of the information included or incorporated by reference in this prospectus, including the discussion in the section entitled “RISK FACTORS,” beginning on page 9, for an explanation of certain risks of investing in the exchange notes.

Summary Historical And Pro Forma Condensed Consolidated Financial And Other Data

The following table sets forth our summary historical consolidated financial data for the fiscal years ended December 31, 2007, 2008, and 2009, which are derived from our consolidated financial statements and the related notes thereto contained in each of (i) our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2010 (each of which is incorporated by reference herein), and (ii) the audited financial statements and related notes thereto of Sensor Technologies Inc. (“STI”) for the fiscal year ended December 31, 2009, contained in our Current Report on Form 8-K, filed on July 7, 2010 and incorporated by reference herein. Our historical results presented below are not necessarily indicative of the results to be expected for any future period.

The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2009 gives effect to the STI acquisition as if it had occurred on January 1, 2009. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2010 gives effect to the STI acquisition as if it had occurred on January 1, 2009. Our condensed consolidated balance sheet for the three months ended March 31, 2010 reflects the STI acquisition. The unaudited pro forma condensed combined financial statements are derived from ManTech’s consolidated financial statements for the periods and dates indicated, and STI’s financial statements for the periods and dates indicated. Accordingly, the unaudited pro forma condensed combined financial information should not be considered illustrative of what our financial condition or results of operations would have been had the STI acquisition been completed on the date indicated, and does not purport to project our future financial condition and results of operations following the consummation of the STI acquisition. We therefore caution you not to place undue reliance on the unaudited pro forma condensed combined financial information.

SUMMARY SELECTED CONSOLIDATED FINANCIAL DATA

	Fiscal Year Ended December 31,					Three Months Ended March 31,
	2007(1)	2008(2)	2009(3)	Pro Forma 2009(4)		2009(3)	2010(5)	Pro Forma 2010(4)
	(dollars in thousands)
Consolidated Income Statement Data
Revenues	$1,448,098	$1,870,879	$2,020,334	$2,357,069	(6)	$449,570	$587,557	$605,522
Cost of services	1,214,150	1,565,198	1,668,763	1,974,855	(6)	370,304	499,566	516,189
General and administrative expenses	120,244	152,323	172,492	187,183	(7)	38,908	42,759	43,297	(10)

Operating Income	113,704	153,358	179,079	195,031		40,358	45,232	46,036
Interest expense	(5,103)	(3,978)	(1,141)	(5,279	)(8)	(303)	(997)	(1,152	)(8)
Interest income	1,261	812	215	272		69	128	128
Other income (expense), net	263	(233)	355	349		(3)	(62)	(62)

Income from continuing operations before income taxes	110,125	149,959	178,508	190,373		40,121	44,301	44,950
Provision for income taxes	(42,798)	(59,667)	(66,744)	(71,264	)(9)	(15,643)	(16,760)	(17,008	)(9)

Income from continuing operations	67,327	90,292	111,764	119,109		24,478	27,541	27,942

(Loss) gain from discontinued operations, net of taxes	(458)	—	—	—		—	—	—
Gain on disposal of discontinued operation, net of taxes (sold to CEO)	338	—	—	—		—	—	—

Net income	$67,207	$90,292	$111,764	$119,109		$24,478	$27,541	$27,942

	Fiscal Year Ended December 31,			Three Months Ended March 31,
	2007(1)	2008(2)	2009(3)	2009(3)	2010(5)
Consolidated Balance Sheet Data
Cash and cash equivalents	$8,048	$4,375	$86,190	$9,598	$5,564
Working capital	68,409	140,744	276,087	160,564	188,422
Total assets	937,503	1,021,712	1,100,747	1,069,555	1,358,193
Total debt	165,000	44,100	—	95,200	108,300
Total shareholders’ equity	551,305	680,536	817,465	708,893	854,931

Consolidated Cash Flow Data
Net cash provided by (used in):
Operating activities	$63,324	$127,266	$132,247	($31,806)	$42,787
Investing activities	(275,286)	(39,162)	(20,014)	(16,011)	(239,063)
Financing activities	178,500	(91,777)	(30,418)	53,040	115,650

(1)	On December 18, 2007, we acquired McDonald Bradley, Inc. (MBI) for $78.9 million, which includes $0.4 million in transaction fees. MBI added $1.2 million in revenue to our 2007 results. For further information on acquisitions see Note 3 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, incorporated by reference herein.

On May 7, 2007, we acquired SRS Technologies (SRS) for $199.1 million, which includes $1.2 million in transaction fees. SRS added $139.1 million in revenue to our 2007 results. For further information on acquisitions see Note 3 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, incorporated by reference herein.

On February 23, 2007, we sold our MSM Security Services subsidiary business (MSM) to MSM Security Services Holdings, LLC for $3.0 million in cash. The sale resulted in a pre-tax gain of $0.6 million. MSM Security Services Holdings, LLC was solely owned by George J. Pedersen, our Chairman and Chief Executive Officer (CEO). For further information on the sale of MSM see Note 15 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, incorporated by reference herein.

In January 2007, Mr. Pedersen received a distribution of 609,296 shares of Class B common stock, which had been held by the ManTech International Corporation Supplemental Executive Retirement Plan for the benefit of George J. Pedersen (GJP SERP). We recognized an $8.6 million tax benefit on the distribution from the trust. The tax benefit was recorded to additional paid-in-capital.

(2)	On November 28, 2008, we acquired EWA Services, Inc. (EWA) for $12.4 million, which includes a $0.4 million working capital adjustment. EWA added $1.8 million in revenue to our 2008 results. For further information on acquisitions see Note 3 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, incorporated by reference herein.

On August 29, 2008, we acquired Emerging Technologies Group, USA, Inc. (ETG) for $25.1 million, which includes $0.1 million in transaction fees. ETG added $3.4 million in revenue to our 2008 results. For further information on acquisitions see Note 3 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, incorporated by reference herein.

Cash outflows from investing activities were primarily the result of our acquisitions of EWA and ETG, as noted above. Cash outflows from financing activities are primarily the result of paying down our credit facility with cash from operations; this was slightly offset by borrowings under our credit facility to finance our aforementioned acquisitions.

(3)	On March 13, 2009, we acquired DDK for $14.0 million. DDK added $7.6 million in revenue to our 2009 results. For further information on acquisitions see Note 3 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, incorporated by reference herein.

(4)	This pro forma financial information has been prepared using audited STI financial statements for the year ended December 31, 2009 included in our Current Report on Form 8-K, filed on July 7, 2010 and incorporated by reference herein.

(5)	On January 15, 2010, we acquired Sensor Technologies Inc. (STI) for approximately $242.0 million. The Company incurred approximately $0.8 million of acquisition related costs. STI added revenues of $89.5 million for the period from January 15, 2010 to March 31, 2010. For further information on acquisitions, see Note 3 to the condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2010, incorporated by reference herein.

(6)	Approximately $0.1 million related to work that STI subcontracted to ManTech during 2009 was eliminated.

(7)	Pro forma adjustments were made to reflect the fair value of the identifiable intangible assets as well as the related amortization expense for approximately $12.5 million in 2009. Intangible assets are being amortized using the pattern of benefits method.

(8)	Pro forma adjustments were made to record the acquisition related borrowings under the senior credit facility of $200.0 million and the related additional interest expense for approximately $3.9 million in 2009 and for approximately $0.2 million during the three months ended March 31, 2010. Also, deferred financing fees of approximately $0.7 million were capitalized in conjunction with amending our revolving credit agreement and are amortized over the remaining expected life of the senior credit facility. A pro forma adjustment was made to reflect the related amortization expense of approximately $0.2 million in 2009.

(9)	Pro forma adjustments were made to record an income tax provision for STI historical and pro forma adjustments at a statutory tax rate of 38.1% and 38.2% for the twelve months ended December 31, 2009 and the three months ended March 31, 2010, respectively.

(10)	Pro forma adjustments were made to reflect the fair value of the identifiable intangible assets as well as the related amortization expense for approximately $0.4 million during the three months period ended March 31, 2010. Intangible assets are being amortized using the pattern of benefits method.

Ratio of Earnings to Fixed Charges

The pro forma ratios of earnings to fixed charges for the periods ended December 31, 2010 and March 31, 2009 give effect to the STI acquisition as if it had occurred on January 1, 2009 and assume a debt level of $200.0 million during each period with an interest expense calculated based on a 7.25% interest rate. For further information on the Ratio of Earnings to Fixed Charges, see Exhibit 12.1, “Statement of Computation of Ratios,” filed herewith.

	Year Ended December 31,						Three Months Ended March 31,
	2005	2006	2007	2008	2009	Pro Forma 2009	2009	2010	Pro Forma 2010
Ratio of Earnings to Fixed Charges	8.8	8.8	7.7	7.8	10.6	6.4	10.6	9.9	6.6

RISK FACTORS

An investment in our exchange notes involves a high degree of risk and uncertainty. In deciding whether to exchange your private notes for exchange notes in the exchange offer, you should carefully consider the following factors, in addition to the other information and data contained in or incorporated by reference into this prospectus. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or those we currently deem to be immaterial may also materially and adversely affect our business, financial condition or results of operations. In such case, you may lose all or part of your original investment.

Risk Factors Related to Our Business

We depend on contracts with the U.S. federal government for substantially all of our revenues. If our relationships with the federal government were harmed, our business, future revenues and growth prospects could be adversely affected.

We expect that federal government contracts will continue to be the primary source of our revenues for the foreseeable future. We derived approximately 98.3%, 98.1% and 97.8% for fiscal years 2009, 2008 and 2007, respectively, of our revenues from our federal government customers (consisting primarily of national security and homeland defense customers in the departments of Defense, State, Homeland Security and Justice; various intelligence agencies; federal intelligence and terrorism task forces; the U.S. Army, Navy, Air Force and Marine Corps; joint military commands; and other U.S. federal government customers). Our business, prospects, financial condition or operating results could be materially harmed if:

•	We are suspended or debarred from contracting with the federal government or a significant government agency;

•	Our reputation or relationship with government agencies is impaired; or

•	The government ceases to do business with us, or significantly decreases the amount of business it does with us.

Among the key factors in maintaining our relationships with federal government agencies are our performance on individual contracts and task orders, the strength of our professional reputation and the relationships of our senior management with our customers.

Federal government spending and mission priorities may change in a manner that adversely affects our future revenues and limits our growth prospects.

Our business depends upon continued federal government expenditures on intelligence, defense and other programs that we support. These expenditures have not remained constant over time. For example, the overall U.S. defense budget declined for periods of time in the late 1980s and the early 1990s, resulting in a slowing of new program starts, program delays and program cancellations. These reductions caused many defense-related government contractors to experience declining revenues, increased pressure on operating margins and, in some cases, net losses. While spending authorizations for intelligence and defense-related programs by the government have increased in recent years, particularly after the 2001 terrorist attacks and more recently in support of U.S. war efforts in Southwest Asia, future levels of expenditures, mission priorities and authorizations for these programs may decrease, remain constant or shift to programs in areas where we do not currently provide services. Current federal government spending levels on defense-related programs are in part related to the U.S. military operations in Afghanistan and Iraq, and may not be sustainable, as a result of changes in government leadership, policies or priorities. Additionally, our business, prospects, financial condition or operating results could be materially harmed by the following:

•	Budgetary constraints affecting federal government spending generally, or specific departments or agencies in particular, and changes in fiscal policies or available funding;

•	Changes in federal government programs or requirements;

•	Realignment of funds with changed federal government priorities, which may impact the U.S. war efforts, including reductions in funds for in-theater missions;

•	Federal government shutdowns (such as that which occurred during the federal government’s 1996 fiscal year) and other potential delays in the government appropriations process;

•	Delays in the payment of our invoices by federal government offices;

•	Curtailment of the federal government’s outsourcing of mission critical support and information technology services;

•	Competition and consolidation in the information technology industry;

•	The adoption of new laws or regulations; and

•	General economic conditions.

These or other factors could cause federal government agencies and departments to reduce their purchases under contracts, exercise their right to terminate contracts or not exercise options to renew contracts, any of which could cause us to lose revenue. A significant decline in overall U.S. government spending or a shift in expenditures away from agencies or programs that we support could cause a material decline to our revenues.

The failure by Congress to approve budgets on a timely basis for the federal agencies we support could delay procurement of our services and solutions and cause us to lose future revenues.

On an annual basis, Congress must approve budgets that govern spending by the federal agencies that we support. In years when Congress is not able to complete its budget process before the end of the federal government’s fiscal year on September 30, Congress typically funds government operations pursuant to a continuing resolution. A continuing resolution allows federal government agencies to operate at spending levels approved in the previous budget cycle. When the U.S. government operates under a continuing resolution, it may delay funding we expect to receive from clients on work we are already performing and will likely result in new initiatives being delayed or in some cases cancelled.

If we fail to comply with complex procurement laws and regulations, we could lose business and be liable for various penalties or sanctions.

We must comply with laws and regulations relating to the formation, administration and performance of federal government contracts. These laws and regulations affect how we conduct business with our federal government contracts. In complying with these laws and regulations, we may incur additional costs. Non-compliance may also allow for the assignment of additional fines and penalties, including contractual damages. Among the more significant laws and regulations affecting our business are the following:

•	The Federal Acquisition Regulation, which comprehensively regulates the formation, administration and performance of federal government contracts;

•	The Truth in Negotiations Act, which requires certification and disclosure of all cost and pricing data in connection with contract negotiations;

•	The Cost Accounting Standards and Cost Principles, which impose accounting requirements that govern our right to reimbursement under certain cost-based federal government contracts;

•	Laws, regulations and executive orders restricting the use and dissemination of information classified for national security purposes and the export of certain products, services and technical data;

•	U.S export controls, which apply when we engage in international work; and

•	Foreign Corrupt Practices Act.

Failure to comply with these control regimes can lead to severe penalties, both civil and criminal, and can include debarment from contracting with the U.S. government.

Our contracting agency customers periodically review our performance under and compliance with the terms of our federal government contracts. If a government review or investigation uncovers improper or illegal activities, we may be subject to civil or criminal penalties or administrative sanctions, including:

•	Termination of contracts,

•	Forfeiture of profits,

•	Cost associated with triggering of price reduction clauses,

•	Suspension of payments,

•	Fines, and

•	Suspension or debarment from doing business with federal government agencies.

Additionally, the civil False Claims Act provides for potentially substantial civil penalties where, for example, a contractor presents a false or fraudulent claim to the government for payment or approval. Actions under the civil False Claims Act may be brought by the government or by other persons on behalf of the government (who may then share a portion of any recovery).

If we fail to comply with these laws and regulations, we may also suffer harm to our reputation, which could impair our ability to win awards of contracts in the future or receive renewals of existing contracts. If we are subject to civil and criminal penalties and administrative sanctions or suffer harm to our reputation, our current business, future prospects, financial condition or operating results could be materially harmed.

The federal government may change its procurement or other practices in a manner adverse to us.

The federal government may change its procurement practices or adopt new contracting laws, rules or regulations, such as cost accounting standards. It could also adopt new socio-economic requirements, or could curtail the outsourcing of various types of work, which could reduce our revenue opportunities. For example, certain government agencies have begun insourcing various types of inherently governmental services, and other government agencies could adopt similar practices, which could adversely affect our revenues. These changes could impair our ability to obtain new contracts or win re-competed contracts. Any new contracting methods could be costly or administratively difficult for us to satisfy and, as a result, could cause actual results to differ materially and adversely from those anticipated.

Unfavorable federal government audit results could subject us to penalties or sanctions, adversely affect our profitability, harm our reputation and relationships with our customers or impair our ability to win new contracts.

The Defense Contract Audit Agency (DCAA) and other government agencies routinely audit and investigate government contracts and systems. These agencies review a contractor’s performance on its contract, cost structure and compliance with applicable laws, regulations and standards. The DCAA also reviews the adequacy of, and a contractor’s compliance with, its internal control systems and policies, including the contractor’s accounting, purchasing, estimating, compensation and management information systems. Allegations of impropriety or deficient controls could harm our reputation or influence the award of new contracts. Any costs found to be improperly allocated to a specific contract will not be reimbursed, while such costs already reimbursed must be refunded. Recently, U.S. Government contractors, including our Company, have seen a trend of increased scrutiny by the DCAA and other U.S. Government agencies. If any of our internal control systems or policies is found non-compliant or inadequate, payments may be suspended under our contracts or we may be subjected to increased government scrutiny and approval that could delay or adversely affect our ability to invoice and receive timely payment on our contracts, perform contracts or compete for contracts with the U.S. Government. As a result, a DCAA audit could materially affect our competitive position and result in a substantial adjustment to our revenues. DCAA audits for costs incurred on work performed after 2005 have not yet been completed. In addition, government agency audits on a certain cost center of the Company have not been completed for the years 2002 through 2004 and one of our foreign operations has not yet been audited for 2003 and 2004. While we believe that the vast majority of such costs will be approved upon final audit, we do not know the outcome of any future audits and adjustments and, if any future audit adjustments exceed our estimates, our profitability could be adversely affected.

U.S. Government contractors are subject to a greater risk of investigation, criminal prosecution civil fraud, whistleblower lawsuits and other legal actions and liabilities than companies with solely commercial customers. Additionally, contractors that provide support services to U.S. forces in Southwest Asia have come under increasing scrutiny by agency inspector generals, government auditors and congressional committees. If a government audit or investigation uncovers improper or illegal activities, we may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines and suspension or debarment from doing business with federal government agencies. More generally, increased scrutiny and investigation into business practices and into major programs supported by contractors may lead to increased legal costs and may harm our reputation and profitability if we are among the targeted companies, regardless of the underlying merit of the allegations being investigated.

Federal government contracts contain provisions giving government customers a variety of rights that are unfavorable to us, including the ability to terminate a contract at any time for convenience.

Federal government contracts contain provisions and are subject to laws and regulations that give the government rights and remedies not typically found in commercial contracts. These provisions may allow the government to:

•	Terminate existing contracts for convenience, as well as for default;

•	Reduce orders under, or otherwise modify contracts or subcontracts;

•	Cancel multi-year contracts and related orders if funds for contract performance for any subsequent year become unavailable;

•	Decline to exercise an option to renew a multi-year contract;

•	Suspend or debar us from doing business with the federal government or with a governmental agency;

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Prohibit future procurement awards with a particular agency as a result of a finding of an organizational conflict of interest based upon prior related work performed for the agency that would give a contractor an unfair advantage over competing contractors;

•	Subject the award of contracts to protest by competitors, which may require the contracting federal agency or department to suspend our performance pending the outcome of the protest;

•	Claim rights in products and systems produced by us; and

•	Control or prohibit the export of our products and services.

If the government terminates a contract for convenience, we may recover only our incurred or committed costs, settlement expenses and profit on work completed prior to the termination. If the government terminates a contract for default, we may not even recover those amounts and instead may be liable for excess costs incurred by the government in procuring undelivered items and services from another source. If one of our government customers were to unexpectedly terminate, cancel or decline to exercise an option to renew one or more of our significant contracts or programs, our revenues and operating results would be materially harmed.

We derive significant revenues from contracts awarded through a competitive bidding process. This process can impose substantial costs upon us and we may lose revenue if we fail to compete effectively.

We derive significant revenue from federal government contracts that are awarded through a competitive bidding process. We expect that a significant portion of our future business will also be awarded through competitive bidding. Competitive bidding presents a number of risks, including:

•	Bidding on programs in advance of the completion of their design, which may result in unforeseen technological difficulties and cost overruns;

•	Spending substantial cost and managerial time and effort to prepare bids and proposals for contracts that may not be awarded to us, which may result in reduced profitability;

•	Failing to accurately estimate the resources and cost structure that will be required to service any contract we are awarded;

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Incurring expense and delay due to a competitor’s protest or challenge of contract awards made to us, including the risk that any such protest or challenge could result in the resubmission of bids on modified specifications, or in the termination, reduction or modification of the awarded contract, which may result in reduced profitability;

•	Changes to client bidding practices or government reform of its procurement practices, which may alter the prescribed contract relating to contract vehicles, contract types and consolidations; and

•	Changes in policy and goals by the government providing set-aside funds to small businesses, disadvantaged businesses and other socio-economic requirements in the allocation of contracts.

If we are unable to win particular contracts that are awarded through the competitive bidding process, in addition to the risk that our operating results may be adversely affected, we may be unable to operate in the market for services that are provided under those contracts for a number of years. Even if we win a particular contract through competitive bidding, our profit margins may be depressed as a result of the costs incurred through the bidding process.

We may lose money on some contracts if we do not accurately estimate the expenses, time and resources necessary to satisfy our contractual obligations.

We enter into three types of federal government contracts for our services: cost-plus, time-and-materials and fixed-price. For our last two fiscal years, we derived revenue from such contracts as follows:

Contract Type	2009	2008
Cost-Plus	19.6%	20.4%
Time-and-Materials	68.1%	66.1%
Fixed-Price	12.3%	13.5%

Each of these types of contracts, to varying degrees, involves some risk that we could underestimate our cost of fulfilling the contract, which may reduce the profit we earn or lead to a financial loss on the contract.

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Under time-and-materials contracts, we are reimbursed for labor at negotiated hourly billing rates and for certain expenses. We assume financial risk on time-and-materials contracts because we assume the risk of performing those contracts at negotiated hourly rates.

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Under cost-plus contracts, we are reimbursed for allowable costs and paid a fee, which may be fixed or performance-based. To the extent that the actual costs incurred in performing a cost-plus contract are within the contract ceiling and allowable under the terms of the contract and applicable regulations, we are entitled to reimbursement of our costs, plus a profit. However, if our costs exceed the ceiling or are not allowable under the terms of the contract or applicable regulations, we may not be able to recover those costs.

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Under fixed-price contracts, we perform specific tasks for a fixed price. Compared to cost-plus contracts, fixed-price contracts generally offer higher margin opportunities, but involve greater financial risk because we bear the impact of cost overruns and bear the risk of underestimating the level of effort required to perform the contractual obligations, which could result in increased costs and expenses.

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Our profits could be adversely affected if our costs under any of these contracts exceed the assumptions we used in bidding for the contract. Over time, and particularly if we acquire other businesses, our contract mix may change, thereby potentially increasing our exposure to these risks.

We may not receive the full amount authorized under our contracts and we may not accurately estimate our backlog, which could adversely affect our future revenues and growth prospects.

On a quarterly basis, we provide our investors with certain information related to our backlog. Backlog is our estimate of the remaining future revenues from existing signed contracts, assuming the exercise of all options relating to such contracts and including executed task orders issued under ID/IQ contracts. Backlog also includes estimates of revenues for solutions that we believe we will be asked to provide in the future under the terms of ID/IQ contracts for which we have an established pattern of revenue. Our estimates are based on our experience using such vehicles and similar contracts; however, we cannot assure that all, or any, of such estimated contract revenue will be recognized as revenue. The U.S. government’s ability to modify, curtail or terminate our major programs or contracts makes the calculation of backlog subject to numerous uncertainties. There can be no assurance that our backlog projections will result in actual revenue in any particular period, or at all, or that any contract included in backlog will be profitable. There is a higher degree of risk in this regard with respect to unfunded backlog, since it contains management’s estimate of amounts expected to be realized on unfunded contract work that may never be realized as revenues. If we fail to realize as revenues those amounts included in our backlog, our future revenue and growth prospects may be adversely affected.

Covenants in the instruments governing our indebtedness may restrict our financial and operating flexibility.

We maintain a credit agreement with a syndicate of lenders led by Bank of America, N.A., as administrative agent. The credit agreement provides for a revolving credit facility with up to $350.0 million in loan commitments. The maturity date for the credit agreement is April 30, 2012. The terms of the credit agreement permit prepayment and termination at any time, subject to certain conditions. On December 18, 2009, we amended the terms and conditions of the credit agreement by (among other things) (i) increasing the applicable rate applied to ManTech’s outstanding base rate loans, letters of credit and Eurodollar rate loans under the credit agreement, (ii) permitting ManTech and its subsidiaries to incur additional unsecured indebtedness in accordance with the covenants of the credit agreement, as amended, (iii) imposing a consolidated leverage ratio requirement on ManTech’s ability to acquire additional companies rather than an annual $200.0 million limitation, (iv) increasing ManTech’s capacity to repurchase its capital stock pursuant to a repurchase plan in accordance with the covenants of the credit agreement, as amended and (v) amending certain other affirmative and restrictive covenants. The terms of our credit facility also contain certain covenants that limit our ability to create liens, merge or consolidate, dispose of assets, incur indebtedness and guarantees, repurchase or redeem capital stock and indebtedness, make certain investments or acquisitions, enter into certain transactions with affiliates or change the nature of our business. The credit agreement also contains financial maintenance covenants establishing a maximum total leverage ratio and a minimum fixed charge coverage ratio.

On April 13, 2010, we issued an aggregate principal amount of $200,000,000 of 7.25% senior unsecured notes due 2018. The 7.25% senior unsecured notes are general unsecured senior obligations and are guaranteed by our existing and future wholly-owned domestic subsidiaries that also guarantee debt obligations under our credit facility. These 7.25% senior unsecured notes are subordinate to our existing and future senior secured debt (to the extent of the value of the assets securing such debt), including any indebtedness under our credit facility. The indenture governing these notes contains covenants that, subject to important exceptions and qualifications specified in the indenture, will, among other things, limit our ability and the ability of our subsidiaries that guarantee the 7.25% senior unsecured notes to: pay dividends and distributions; repurchase equity; prepay subordinated debt or make certain investments; incur additional debt or issue certain disqualified stock and preferred stock; incur liens on assets; mere or consolidate with another company or sell all or substantially all assets; allow to exist certain restrictions on the ability of the guarantors to transfer assets; and enter into sale and lease-back transactions.

Further, upon the occurrence of a change of control (as defined in the indenture), we will be required, unless certain conditions are met, to make an offer to repurchase the 7.25% senior unsecured notes at a price equal to 101% of the principal amount of the 7.25% senior unsecured notes, plus any accrued and unpaid interest to the date of purchase.

As a result of such covenants and restrictions in the instruments governing our indebtedness, we will be limited in how we conduct our business and we may be unable to raise additional debt or equity financing to take advantage of new business opportunities. In addition, our ability to satisfy the financial ratios required by our instruments of indebtedness can be affected by events beyond our control and we cannot assure you that we will meet these ratios. We cannot assure you that we will be able to maintain compliance with these covenants in the future and, if we fail to do so, we may be in default under our credit facility or the indenture, and we may be prohibited from undertaking actions that are necessary or desirable to maintain and expand our business.

Default under our credit facility could allow the lenders to declare all amounts outstanding to be immediately due and payable. We have pledged substantially all of our assets to secure the debt under our credit facility. If the lenders declare amounts outstanding under the credit facility to be due, the lenders could proceed against those assets. Any event of default, therefore, could have a material adverse effect on our business if the creditors determine to exercise their rights.

Default under the indenture governing our 7.25% senior unsecured notes will allow either the trustee or the holders of at least 25% in principal amount of the then outstanding 7.25% senior unsecured notes to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the 7.25% senior unsecured notes. Any event of default, therefore, could have a material adverse effect on our business if the amounts due are accelerated.

Our substantial level of indebtedness could materially adversely affect our ability to generate sufficient cash to fulfill our obligations under our outstanding indebtedness, our ability to react to changes in our business and our ability to incur additional indebtedness to fund future needs.

Our substantial level of indebtedness increases the possibility that we may be unable to generate cash sufficient to pay, when due, the principal of, interest on or other amounts due in respect of our indebtedness. Our substantial indebtedness, combined with our other financial obligations and contractual commitments, could:

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make it more difficult for us to satisfy our obligations with respect to our indebtedness, including our 7.25% senior unsecured notes and indebtedness under our credit agreement, and any failure to comply with the obligations under any of our debt instruments, including restrictive covenants, could result in an event of default under the indenture governing the notes, our credit facility or any agreements governing other indebtedness;

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require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing funds available for working capital, capital expenditures, acquisitions, research and development and other corporate purposes;

•	increase our vulnerability to adverse economic and industry conditions, which could place us at a competitive disadvantage compared to competitors that have relatively less indebtedness;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	limit the rights of the holders of our 7.25% senior unsecured notes to receive payments under the notes if secured creditors have not been paid;

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limit our ability to borrow additional funds, or to dispose of assets to raise funds, if needed, for working capital, capital expenditures, acquisitions, research and development and other corporate purposes; and

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prevent us from raising the funds necessary to repurchase all of our 7.25% senior unsecured notes tendered to us upon the occurrence of certain changes of control, which would constitute a default under the indenture governing the notes.

Subject to the restrictions in our credit facility and the indenture governing the senior notes, we may incur significant additional indebtedness. If we incur significant additional indebtedness, the related risks that we face could become more significant. Additionally, the terms of any future debt that we may incur may impose requirements or restrictions that further affect our financial and operating flexibility or subject us to other events of default.

If we fail to recruit and retain skilled employees or employees with the necessary security clearances, we might not be able to perform under our contracts or win new business and our growth may be limited.

To be competitive, we must have employees who have advanced information technology and technical services skills and who work well with our customers in a government or defense-related environment. Often, these employees must have some of the highest security clearances in the United States. These employees are in great demand and are likely to remain a limited resource in the foreseeable future. Recruiting, training and retention costs can place significant demands on our resources. If we are unable to recruit and retain a sufficient number of these employees, our ability to maintain and grow our business could be negatively impacted. If we are required to engage larger numbers of contracted personnel, our profit margins could be adversely affected. In addition, some of our contracts contain provisions requiring us to commit to staff a program with certain personnel the customer considers key to our successful performance under the contract. In the event we are unable to provide these key personnel or acceptable substitutions, the customer may terminate the contract and we may not be able to recover certain incurred costs.

Failure to maintain strong relationships with other contractors could result in a decline in our revenues.

In 2009 and 2008, we derived 35.2% and 52.1% of our revenues, respectively, from contracts in which we acted as a subcontractor to other contractors. Additionally, where we are named as a prime contractor, we may sometimes enlist other companies to perform some services under the contract as subcontractors. We expect to continue to depend on relationships with other contractors for a portion of our revenues for the foreseeable future. Our business, prospects, financial condition or operating results could be harmed if other contractors eliminate or reduce their contracts or joint venture relationships with us because they choose to establish relationships with our competitors; they choose to directly offer services that compete with our business; the government terminates or reduces these other contractors’ programs; or the government does not award them new contracts.

Our overall profit margins on our contracts may decrease and our results of operations could be adversely affected if materials and subcontract revenue grow at a faster rate than labor-related revenues.

Our revenues are generated both from the efforts of our technical staff (labor-related revenue) and from the receipt of payments for the costs of materials and subcontracts we use in connection with performing our services (materials and subcontract revenue). Generally, our materials and subcontract revenues have lower profit-margins than our labor-related revenues. If our materials and subcontract revenues grow at a faster rate than labor-related revenues, our overall profit margins may decrease and our profitability could be adversely affected.

We face risks associated with our international business.

Approximately 1.0% and 1.1% of our total consolidated revenues in 2009 and 2008, respectively, was generated by our entities outside of the United States. These international business operations are subject to a variety of risks associated with conducting business internationally, including:

•	Changes in or interpretations of foreign laws or policies that may adversely affect the performance of our services;

•	Political instability in foreign countries;

•	Imposition of inconsistent laws or regulations;

•	Conducting business in places where laws, business practices and customs are unfamiliar or unknown;

•	Imposition of limitations on or increase of withholding and other taxes on payments by foreign subsidiaries or joint ventures;

•	Compliance with a variety of U.S. laws, including the Foreign Corrupt Practices Act, by us or subcontractors; and

•	Compliance with U.S. export control regulations.

Although revenues generated from our international operations have not been significant to date, we do not know the impact that these regulatory, geopolitical and other factors could have on our business in the future.

Our business operations involve considerable risks and hazards. An accident or incident involving our employees or third parties could harm our reputation, affect our ability to compete for business, and if not adequately insured or indemnified, could adversely affect our results of operations and financial condition.

Our business involves providing services that require some of our employees to operate in countries that may be experiencing political unrest, war or terrorism, including Afghanistan and Iraq. As a result, during the course of such deployments we are exposed to liabilities arising from accidents or incidents involving our employees or third parties. Any of these types of accidents or incidents could involve significant potential injury or other claims by employees and/or third parties. It is also possible that we will encounter unexpected costs in connection with additional risks inherent in sending our employees to dangerous locations, such as increased insurance costs, as well as the repatriation of our employees or executives for reasons beyond our control.

We maintain insurance policies that mitigate risk and potential liabilities related to our operations. Our insurance coverage may not be adequate to cover those claims or liabilities, and we may be forced to bear substantial costs from an accident or incident. Substantial claims in excess of our related insurance coverage could adversely affect our operating performance and may result in additional expenses and possible loss of revenue.

Furthermore, any accident or incident for which we are liable, even if fully insured, may result in negative publicity which could adversely affect our reputation among our customers and the public, which could result in us losing existing and future contracts or make it more difficult to compete effectively for future contracts. This could adversely affect our operating performance and may result in additional expenses and possible loss of revenue.

Acquisitions or joint ventures could result in operating difficulties, dilution or other adverse consequences to our business.

One of our key operating strategies is to selectively pursue acquisitions. We have made a number of acquisitions in the past and we expect that a significant portion of our future growth will continue to come from these transactions. We evaluate potential acquisitions, joint ventures and other investments on an ongoing basis. Our acquisitions pose many risks, including:

•	We may not be able to identify suitable acquisition candidates at prices we consider attractive;

•	We may not be able to compete successfully for identified acquisition candidates, complete future acquisitions or accurately estimate the financial effect of acquisitions on our business;

•	Future acquisitions may require us to issue common stock or spend significant cash, resulting in dilution of ownership or additional leverage;

•	We may have difficulty retaining an acquired company’s key employees or customers;

•	We may have difficulty integrating acquired businesses, resulting in unforeseen difficulties, such as incompatible accounting, information management or other control systems;

•	Acquisitions may disrupt our business or distract our management from other responsibilities; and

•	As a result of an acquisition, we may need to record write-downs from future impairments of intangible assets, which could reduce our future reported earnings.

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In connection with any acquisition that we make, there may be liabilities that we fail to discover or that we inadequately assess. Acquired entities may not operate profitably or result in improved operating performance. Additionally, we may not realize anticipated synergies. If our acquisitions perform poorly, our business and financial results could be adversely affected.

We have substantial investments in recorded goodwill and changes in future business conditions could cause these investments to become impaired, requiring substantial write-downs that would reduce our operating income and financial position.

We have substantial investments in recorded goodwill as a result of our past acquisitions, and the amount of our recorded goodwill may substantially increase in the future as a result of further acquisitions. We evaluate the recoverability of recorded goodwill amounts annually, or when evidence of potential impairment exists. The annual impairment test is based on several factors requiring judgment. Principally, a decrease in expected reporting unit cash flows or changes in market conditions may indicate potential impairment of recorded goodwill. If there is an impairment, we would be required to write down the recorded amount of goodwill, which would be reflected as a charge against operating income.

Many of our federal government customers execute their procurement budgets through multiple award contracts under which we are required to compete for post-award orders, or for which we may not be eligible to compete, potentially limiting our ability to win new contracts and increase revenue.

Budgetary pressures and reforms in the procurement process have caused many U.S. federal government customers to increasingly purchase goods and services through multiple award ID/IQ contracts and other multiple award and/or GWAC vehicles. These contract vehicles require that we make sustained post-award efforts to obtain task orders under the relevant contract. There can be no assurance that we will obtain revenues or otherwise sell successfully under these contract vehicles. Our failure to compete effectively in this procurement environment could harm our operating results.

We face aggressive competition that can impact our ability to obtain contracts and therefore affect our future revenues and growth prospects.

We operate in highly competitive markets and generally encounter intense competition to win contracts. We compete with larger companies that have greater name recognition, financial resources and larger technical staffs. We also compete with smaller, more specialized companies that are able to concentrate their resources on particular areas. To remain competitive, we must provide superior service and performance on a cost-effective basis to our customers. Our competitors may be able to provide our customers with different or greater capabilities or better contract terms than we can provide, including technical qualifications, past contract experience, geographic presence, price and the availability of qualified professional personnel. In addition, our competitors may consolidate or establish teaming or other relationships among themselves or with third parties to increase their ability to address customers’ needs.

Our employees or subcontractors may engage in misconduct or other improper activities, which could cause us to lose customers or affect our ability to contract with the federal government.

Because we are a government contractor, should an employee or subcontractor fraud or other misconduct occur, such occurrences could have an adverse impact on our business and reputation. Misconduct by employees, subcontractors or joint venture partners could include intentional failures to comply with federal laws including: federal government procurement regulations; proper handling of sensitive or classified information; compliance with the terms of our contracts that we receive; falsifying time records; or failures to disclose unauthorized or unsuccessful activities to us. These actions could lead to civil, criminal and/or administrative penalties (including fines, imprisonment, suspension and/or debarment from performing federal government contracts) and harm our reputation. The precautions we take to prevent and detect such activity may not be effective in controlling unknown or unmanaged risks or losses. Such misconduct by employees, subcontractors or joint venture partners could result in serious civil or criminal penalties, sanctions or harm to our reputation, which could cause us to lose contracts or cause a reduction in revenue.

We may be liable for systems and service failures.

We create, implement and maintain information technology and technical services solutions that are often critical to our customers’ operations, including those of federal, state and local governments. We have experienced and may in the future experience some systems and service failures, schedule or delivery delays and other problems in connection with our work. If our solutions, services, products or other applications have significant defects or errors, are subject to delivery delays or fail to meet our customers’ expectations, we may:

•	Lose revenues due to adverse customer reaction;

•	Be required to provide additional services to a customer at no charge;

•	Receive negative publicity that could damage our reputation and adversely affect our ability to attract or retain customers; and

•	Suffer claims for substantial damages against us.

In addition to any costs resulting from product warranties, contract performance or required corrective action, these failures may result in increased costs or loss of revenues if they result in customers postponing subsequently scheduled work, canceling contracts or failing to renew contracts.

While many of our contracts with the federal government limit our liability for damages that may arise from negligence in rendering services to our customers, we cannot be sure that these contractual provisions will protect us from liability for damages if we are sued. Furthermore, our errors and omissions and product liability insurance coverage may not continue to be available on reasonable terms or in sufficient amounts to cover one or more large claims. In addition, the insurer may disclaim coverage as to some types of future claims. The successful assertion of any large claim against us could seriously harm our business. Even if unsuccessful, these claims could result in significant legal and other costs that may be a distraction to our management and/or may harm our reputation.

If our subcontractors or joint venture partners fail to perform their contractual obligations, our performance and reputation as a prime contractor and our ability to obtain future business could suffer.

As a prime contractor, we often rely significantly upon other companies as subcontractors to perform work we are obligated to perform for our customers. If one or more of our subcontractors fail to perform satisfactorily the agreed-upon services on a timely basis, or violate government contracting policies, laws or regulations, our ability to perform our obligations or meet our customers’ expectations as a prime contractor may be compromised. In some cases, we have limited involvement in the work performed by the subcontractors but are nevertheless responsible for the work performed. In extreme cases, performance or other deficiencies on the part of our subcontractors could result in a customer terminating our contract for default. A default termination could expose us to a liability for the agency’s costs of reprocurement, damage our reputation and hurt our ability to compete for future contracts and task orders.

Additionally, we often enter into joint ventures so that we can jointly bid and perform on a particular project. The success of these and other joint ventures depends, in large part, on the satisfactory performance of the contractual obligations by our joint venture partners. If our partners do not meet their obligations, the joint ventures may be unable to adequately perform and deliver their contracted services. Under these circumstances, we may be required to make additional investments and provide additional services to ensure the adequate performance and delivery of the contracted services. These additional obligations could result in reduced profits or, in some cases, significant losses for us with respect to the joint venture, which could also affect our reputation in the industries we serve.

Security breaches in classified government systems could adversely affect our business.

Many of the programs we support and systems we develop, install and maintain involve managing and protecting information involved in intelligence, national security and other classified government functions. While we have programs designed to comply with relevant security laws, regulations and restrictions, a security breach in one of these systems could cause serious harm to our business, damage our reputation and prevent us from being eligible for further work on critical classified systems for federal government customers. Losses that we could incur from such a security breach could exceed the policy limits that we have for errors and omissions and product liability insurance coverage. Damage to our reputation or limitations on our eligibility for additional work resulting from a security breach in one of the systems we develop, install and maintain could materially reduce our revenue.

Our business depends upon obtaining and maintaining required security clearances.

Many of our federal government contracts require our employees to maintain various levels of security clearances and we are required to maintain certain facility security clearances complying with the Department of Defense and Intelligence Community requirements. Obtaining and maintaining security clearances for employees involves a lengthy process and it is difficult to identify, recruit and retain employees who already hold security clearances. If our employees are unable to obtain or retain security clearances or if our employees who hold security clearances terminate employment with us, the customer whose work requires cleared employees could terminate the contract or decide not to renew it upon its expiration. In addition, we expect that many of the contracts on which we will bid will require us to demonstrate our ability to obtain facility security clearances and perform work with employees who hold specified types of security clearances. To the extent we are not able to obtain facility security clearances or engage employees with the required security clearances for a particular contract, we may not be able to bid on or win new contracts, or effectively re-bid on expiring contracts.

Mr. Pedersen, our Chairman and Chief Executive Officer, effectively controls our Company, and his interests may not be aligned with those of our debt and equity holders.

As of December 31, 2009, Mr. Pedersen owned approximately 37.8% of our total outstanding shares of common stock. Holders of our Class B common stock are entitled to ten votes per share, while holders of our Class A common stock are entitled to only one vote per share. Mr. Pedersen beneficially owned 13,605,345 shares of Class B common stock as of December 31, 2009, thus he owned or controlled approximately 85.9% of the combined voting power of our stock as of December 31, 2009. Accordingly, Mr. Pedersen controls the vote on all matters submitted to a vote of our stockholders. As long as Mr. Pedersen beneficially owns a majority of the combined voting power of our common stock, he will have the ability, without the consent of our public stockholders, to elect all members of our Board of Directors and to control our management and affairs.

Mr. Pedersen’s voting control may have the effect of preventing or discouraging transactions involving an actual or a potential change of control of the Company, regardless of whether a premium is offered over then-current market prices. Mr. Pedersen will be able to cause a change of control of the Company. Mr. Pedersen’s voting control could adversely affect the trading price of our common stock if investors perceive disadvantages in owning stock in a company with such concentrated ownership.

Mr. Pedersen could also cause a registration statement to be filed and to become effective under the Securities Act of 1933, thereby permitting him to freely sell or transfer the shares of common stock that he owns, which could have an impact on the trading price of our stock.

Risk Factors Related to the Exchange Offer

If you fail to follow the exchange offer procedures, your notes will not be accepted for exchange.

We will not accept your private notes for exchange if you do not follow the exchange offer procedures. We will issue exchange notes as part of this exchange offer only after timely receipt of your private notes, a properly completed and duly executed letter of transmittal and all other required documents, or if you otherwise comply with the book entry procedures for tendering your notes described under “THE EXCHANGE OFFER—Procedures for Tendering.” Therefore, if you want to tender your private notes, please allow sufficient time to ensure timely delivery. If we do not receive your private notes, letter of transmittal and all other required documents by the expiration date of the exchange offer, or you do not otherwise comply with the book entry procedures for tendering your private notes, we will not accept your private notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of private notes for exchange. If there are defects or irregularities with respect to your tender of private notes, we will not accept your private notes for exchange unless we decide in our sole discretion to waive such defects or irregularities.

If you do not exchange your private notes pursuant to this exchange offer, you may never be able to sell your private notes.

It may be difficult for you to sell private notes that are not exchanged in the exchange offer. Those private notes may not be offered or sold unless they are registered and there are exemptions from the registration requirements under the Securities Act and applicable state securities laws.

If you do not tender your private notes or if we do not accept some of your private notes, those private notes will continue to be subject to the transfer and exchange restrictions in:

•	the indenture;

•	the legend on the private notes; and

•	the offering memorandum relating to the private notes.

The restrictions on transfer of your private notes arise because we issued the private notes pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the private notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold pursuant to an exemption from such requirements. We do not intend to register the private notes under the Securities Act. To the extent private notes are tendered and accepted in the exchange offer, the trading market, if any, for the private notes would be adversely affected.

Additional Risk Factors Related to the Exchange Notes

We will have the ability to incur substantially more indebtedness, including senior secured indebtedness.

Subject to the restrictions in our senior secured credit facility and the indenture governing the private notes and the exchange notes, we may incur significant additional indebtedness. Although the terms of our senior secured credit facility and the indenture governing the private notes and the exchange notes contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of important exceptions, and indebtedness incurred in compliance with these restrictions could be substantial. If we incur significant additional indebtedness, the related risks that we face could intensify.

We may not be able to generate sufficient cash to service all of our indebtedness, including the exchange notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the exchange notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the exchange notes. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. The terms of existing or future debt instruments may restrict us from adopting some of these alternatives. In addition, any failure to make payments of interest and principal on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness. If we are unable to adopt any of the above alternatives, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. Our senior secured credit facility restricts our ability to dispose of assets and use the proceeds from the disposition. We may not be able to consummate those dispositions or to obtain the proceeds that we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.

Your right to receive payments on the exchange notes is effectively junior to the right of lenders who have a security interest in our assets to the extent of the value of those assets.

Our obligations under the private notes and the exchange notes are unsecured, but our obligations under our senior secured credit facility are secured by a pledge of substantially all of our assets and the assets of our subsidiaries that guarantee such obligations. If we are declared bankrupt or insolvent, or if we default under our senior secured credit facility, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the private notes and the exchange notes, even if an event of default exists under the indenture governing the private notes and the exchange notes at such time. In any such event, because the private notes are not, and the exchange notes will not be, secured by any of our assets, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims in full. As of the date of this prospectus, we have no senior secured indebtedness outstanding under our senior secured credit facility and we have the ability to incur $348.6 million of senior secured indebtedness under such senior secured credit facility. See “Description of Other Indebtedness.”

The exchange notes are structurally junior to indebtedness of our non-guarantor subsidiaries.

You will not have any claim as a creditor against any of our non-guarantor subsidiaries, and indebtedness and other liabilities, including trade payables, of those subsidiaries will effectively be senior to your claims against those subsidiaries. At the date of this prospectus, our non-guarantor subsidiaries did not have any material outstanding liabilities, including trade payables. In addition, the indenture under which the exchange notes were issued, subject to certain limitations, permits these subsidiaries to incur additional indebtedness and contains no limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the exchange notes.

Any default under the agreements governing our indebtedness, including a default under our senior secured credit facility that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the exchange notes and substantially decrease the market value of the exchange notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default,

•

the holders of such indebtedness may be able to cause all of our available cash flow to be used to pay such indebtedness and, in any event, could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest;

•	the lenders under our senior secured credit facility could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets; and

•	we could be forced into bankruptcy or liquidation.

If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our senior secured credit facility to avoid being in default. If we breach our covenants under our senior secured credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our senior secured credit facility, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

We may not be able to repurchase the notes upon a change of control.

Upon a change of control, as defined under the indenture governing the private notes and the exchange notes, you will have the right to require us to offer to purchase all of the notes then outstanding at a price equal to 101% of the principal amount of the notes, plus accrued interest. In order to obtain sufficient funds to pay the purchase price of the outstanding notes, we expect that we would have to refinance the notes. We cannot assure you that we would be able to refinance the notes on reasonable terms, if at all. Our failure to offer to purchase all outstanding notes or to purchase all validly tendered notes would be an event of default under the indenture. Such an event of default may cause the acceleration of our other debt. Our future debt also may contain restrictions on repayment requirements with respect to specified events or transactions that constitute a change of control under the indenture.

We are subject to certain fraudulent transfer and conveyance statutes that may have adverse implications for the holders of the exchange notes.

Under relevant federal and state fraudulent transfer and conveyance statutes, in a bankruptcy or reorganization case or a lawsuit by or on behalf of our unpaid creditors, a court could avoid (cancel) or subordinate the private notes and the exchange notes or the guarantee of any subsidiary guarantor to our or the subject subsidiary guarantor’s presently existing and future indebtedness and take other action detrimental to the holders of the exchange notes including, under certain circumstances, invalidating the private notes and the exchange notes or the applicable guarantee. For a fraudulent conveyance claim to succeed, the claimant generally must show that at the time the obligation was incurred, the obligor did so with the intent of hindering, delaying or defrauding current or future creditors, or received less than reasonably equivalent value or fair consideration for issuing the private notes and the exchange notes or incurring the guarantee, as applicable, and:

•	was insolvent or was rendered insolvent by reason of the incurrence of the obligation;

•	was engaged, or about to engage, in a business or transaction for which its assets constituted unreasonably small capital;

•	intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts matured; or

•	was a defendant in an action for money damages, or had a judgment for money damages docketed against it if, in either case, after final judgment the judgment is unsatisfied.

The measure of insolvency for purposes of the foregoing considerations will vary depending upon the law of the jurisdiction that is being applied in the relevant legal proceeding. Generally, however, an obligor would be considered insolvent if, at the time it incurs the obligation, either:

•	the sum of its debts, including contingent liabilities, is greater than its assets, at a fair valuation;

•

the present fair saleable value of its assets is less than the amount required to pay the probable liability on its total existing debts and liabilities, including contingent liabilities, as they become absolute and matured; or

•	it could not pay its debts as they become due.

We cannot give you any assurance as to what standards a court would use to determine whether we or a guarantor were solvent at the relevant time, or whether, whatever standard was used, the private notes and the exchange notes or the applicable guarantee would not be avoided on another of the grounds described above.

We believe that at the time the exchange notes are initially issued the Company and each guarantor will be:

•	neither insolvent nor rendered insolvent thereby;

•	in possession of sufficient capital to run its businesses effectively;

•	incurring debts within its ability to pay as the same mature or become due; and

•	will have sufficient assets to satisfy any probable money judgment against it in any pending action.

In reaching these conclusions, we have relied upon our analysis of internal cash flow projections, which, among other things, assume that we will in the future realize certain selling price and volume increases and favorable changes in business mix, and estimated values of assets and liabilities. We cannot assure you, however, that a court passing on such questions would reach the same conclusions. Further, to the extent that the private notes and the exchange notes are guaranteed in the future by any subsidiary, a court passing on such guarantor regarding any such guarantee could conclude that such guarantee constituted a fraudulent conveyance or transfer.

The indenture governing the private notes and the exchange notes contains a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being voided under fraudulent transfer law, or may eliminate the guarantor’s obligations or reduce the guarantor’s obligations to an amount that effectively makes the guarantee worthless.

Your ability to transfer the notes may be limited by the absence of an active trading market, and an active trading market may not develop for the exchange notes.

The exchange notes are a new issue of securities for which there is no established public market. The initial purchasers have advised us that they intend to make a market in the exchange notes as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in any of the exchange notes, and they may discontinue their market-making activities at any time without notice. Therefore, an active market for any of the exchange notes may not develop or, if developed, it may not continue. The liquidity of any market for the exchange notes will depend upon the number of holders of the exchange notes, our performance, the market for similar securities, the interest of securities dealers in making a market in the exchange notes and other factors. A liquid trading market may not develop for the exchange notes. If a market develops, the exchange notes could trade at prices that may be lower than the initial offering price of the exchange notes. If an active market does not develop or is not maintained, the price and liquidity of the notes may be adversely affected. Historically, the market for non investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. The market, if any, for any of the exchange notes may not be free from similar disruptions and any such disruptions may adversely affect the prices at which you may sell your exchange notes.

USE OF PROCEEDS

The exchange offer satisfies an obligation under the registration rights agreement. We will not receive any cash proceeds from the exchange offer.

The net proceeds from the sale of the private notes were approximately $195.2 million after deducting the initial purchasers’ discounts and transaction expenses. We used the net proceeds for general corporate purposes, including to refinance then existing funded debt incurred to pay for the STI acquisition.

CAPITALIZATION

The following table shows our capitalization as of March 31, 2010 on a historical basis and on an as adjusted basis to give effect to the issuance of the private notes and the application of the note proceeds. You should read this table in conjunction with:

•	the section entitled, “PROSPECTUS SUMMARY—Summary Historical and Pro Forma Condensed Consolidated Financial and Other Data” contained in this prospectus;

•

our audited condensed consolidated financial statements and the related notes thereto and the section entitled, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and incorporated by reference herein;

•

our unaudited condensed consolidated financial statements and the related notes thereto, which are contained in our Quarterly Report on Form 10-Q for the three months ended March 31, 2010 and incorporated by reference herein; and

•

the audited financial statements and related notes thereto of STI for the fiscal year ended December 31, 2009, which are contained in our Current Report on Form 8-K, filed on July 7, 2010 and incorporated by reference herein.

	At March 31, 2010
	Actual	As Adjusted
	(dollars in thousands)
Cash and cash equivalents	$5,564	$93,264

Revolver	108,300	—
7 1/4 % Senior Notes due 2018	—	200,000

Total Debt	$108,300	$200,000

Common stock, Class A-$0.01 par value; 150,000,000 shares authorized at March 31, 2010; 22,800,304 shares issued at March 31, 2010; 22,557,264 shares outstanding at March 31, 2010	228	228

Common stock, Class B-$0.01 par value; 50,000,000 shares authorized at March 31, 2010; 13,605,345 shares issued and outstanding at March 31, 2010	136	136

Additional paid-in capital	372,661	372,661
Treasury stock, 243,040 shares at cost	(9,114)	(9,114)
Retained earnings	492,283	492,283
Accumulated other comprehensive loss	(180)	(180)
Unearned employee stock ownership plan shares	(1,083)	(1,083)

Total Stockholders’ Equity	$854,931	$854,931

Total capitalization	$963,231	$1,054,931

SELECTED FINANCIAL DATA

The selected financial data presented below for each of the five years ended December 31, 2009 and the three months ended March 31, 2009 and 2010 is derived from our consolidated financial statements. The selected financial data presented below should be read in conjunction with:

•	The section entitled, “PROSPECTUS SUMMARY—Summary Historical and Pro Forma Condensed Consolidated Financial and Other Data” contained in this prospectus.

•

Our audited condensed consolidated financial statements and the related notes thereto and the section entitled, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are contained in our Annual Reports on Form 10-K for the fiscal years ended December 31, 2007, 2008 and 2009. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 is incorporated by reference herein.

•

Our unaudited condensed consolidated financial statements and the related notes thereto, which are contained in our Quarterly Report on Form 10-Q for the three months ended March 31, 2010 and incorporated by reference herein.

•

The audited financial statements and related notes thereto of STI for the fiscal year ended December 31, 2009, which are contained in our Current Report on Form 8-K, filed on July 7, 2010 and incorporated by reference herein.

	Audited Year Ended December 31,					Unaudited Three Months Ended, March 31,
	2005(1)	2006(2)	2007(3)	2008(4)	2009(5)	2009(5)	2010(6)
	(dollars in thousands, except per share amounts)
Statement of Income Data:
Revenues	$980,289	$1,137,178	$1,448,098	$1,870,879	$2,020,334	$449,570	$587,557
Cost of services	805,853	944,150	1,214,150	1,565,198	1,668,763	370,304	499,566
General and administrative expenses	90,258	102,378	120,244	152,323	172,492	38,908	42,759

Operating income	84,178	90,650	113,704	153,358	179,079	40,358	45,232
Interest expense	(3,165)	(2,375)	(5,103)	(3,978)	(1,141)	(303)	(997)
Interest income	894	809	1,261	812	215	69	128
Other items, net	3,372	1,337	263	(233)	355	(3)	(62)

Income from continuing operations before income taxes and equity earnings	85,279	90,421	110,125	149,959	178,508	40,121	44,301
Provision for income taxes	(34,137)	(34,825)	(42,798)	(59,667)	(66,744)	(15,643)	(16,760)
Earnings (losses) in equity of unconsolidated subsidiaries	471	—	—	—	—	—	—
Gain on disposal of equity method investment	1,590	—	—	—	—	—	—

Income from continuing operations	53,203	55,596	67,327	90,292	111,764	24,478	27,541

(Loss) gain from discontinued operations, net of taxes	(9,010)	(4,895)	(458)	—	—	—	—
Gain on disposal of discontinued operation, net of taxes (sold to CEO)	—	—	338	—	—	—	—

Net income	$44,193	$50,701	$67,207	$90,292	$111,764	$24,478	$27,541

Basic earnings per share from continuing operations—Class A and B(7)	$1.62	$1.66	$1.97	$2.58	$3.13	$0.69	$0.76

Diluted earnings per share from continuing operations—Class A and B(7)	$1.60	$1.64	$1.95	$2.55	$3.11	$0.68	$0.76

Balance Sheet Data:
Cash and cash equivalents	$5,678	$41,510	$8,048	$4,375	$86,190	$9,598	$5,564
Working capital	$103,576	$168,189	$68,409	$140,744	$276,087	$160,564	$188,422
Total assets	$555,985	$613,252	$937,503	$1,021,712	$1,100,747	$1,069,555	$1,358,193
Long-term debt	$21	$—	$39,000	$—	$—	$—	$108,300
Total stockholders’ equity	$378,582	$459,016	$551,305	$680,536	$817,465	$708,893	$854,931
Statement of Cash Flows Data:
Cash flow from operating activities	$61,486	$84,356	$63,324	$127,266	$132,247	$(31,806)	$42,787
Cash flow from investing activities	$(105,617)	$(25,709)	$(275,286)	$(39,162)	$(20,014)	$(16,011)	$(239,063)
Cash flow from financing activities	$26,846	$(22,815)	$178,500	$(91,777)	$(30,418)	$53,040	$115,650

(1)	On February 11, 2005, we sold our ManTech Environmental Technology, Inc. (METI) subsidiary to another company for $7.0 million, which resulted in a pre-tax gain of approximately $3.7 million. METI had revenues of $1.4 million and $13.2 million in 2005 and 2004, respectively.

During the first quarter of 2005, we decided to exit the personnel security investigation business and sell MSM. We classified our MSM subsidiary as held for sale in our consolidated balance sheets and in discontinued operations for our consolidated statement of income.

On May 31, 2005, we acquired Gray Hawk Systems, Inc. for $101.8 million, including acquisition-related costs. As a result of this acquisition, revenue increased $52.9 million in 2005.

During December 2005, we sold our 40 percent ownership interest in Vosper-ManTech joint venture in the United Kingdom for approximately $4.3 million including accrued dividends. The sale resulted in an approximate $1.6 million pre-tax gain recorded in gain on disposal of equity method investment.

(2)	On October 5, 2006, we acquired GRS Solutions, Inc (GRS) for $17.8 million in cash. Subsequent to the acquisition, contingent consideration of $2.2 million was paid to the shareholders of GRS. GRS added $2.7 million in revenue to our 2006 results.

On October 31, 2006, we sold assets related to our NetWitness® operation to the NetWitness Acquisition Corporation for $2.0 million in cash and an equity stake of less than 5% in the new company. We recorded approximately a $1.0 million pre-tax gain on the sale.

On January 1, 2006, we adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, or Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 718, Compensation—Stock Compensation. As a result, we recorded $5.7 million of expense in general and administrative expenses.

(3)	On December 18, 2007, we acquired McDonald Bradley, Inc. (MBI) for $78.9 million, which includes $0.4 million in transaction fees. MBI added $1.2 million in revenue to our 2007 results. For further information on acquisitions see Note 3 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, incorporated by reference herein.

On May 7, 2007, we acquired SRS Technologies (SRS) for $199.1 million, which includes $1.2 million in transaction fees. SRS added $139.1 million in revenue to our 2007 results. For further information on acquisitions see Note 3 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, incorporated by reference herein.

On February 23, 2007, we sold our MSM Security Services subsidiary business (MSM) to MSM Security Services Holdings, LLC for $3.0 million in cash. The sale resulted in a pre-tax gain of $0.6 million. MSM Security Services Holdings, LLC was solely owned by George J. Pedersen, our Chairman and Chief Executive Officer (CEO). For further information on the sale of MSM see Note 15 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, incorporated by reference herein.

In January 2007, Mr. Pedersen received a distribution of 609,296 shares of Class B common stock, which had been held by the ManTech International Corporation Supplemental Executive Retirement Plan for the benefit of George J. Pedersen (GJP SERP). We recognized an $8.6 million tax benefit on the distribution from the trust. The tax benefit was recorded to additional paid-in-capital.

(4)	On November 28, 2008, we acquired EWA Services, Inc. (EWA) for $12.4 million, which includes a $0.4 million working capital adjustment. EWA added $1.8 million in revenue to our 2008 results. For further information on acquisitions see Note 3 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, incorporated by reference herein.

On August 29, 2008, we acquired Emerging Technologies Group, USA, Inc. (ETG) for $25.1 million, which includes $0.1 million in transaction fees. ETG added $3.4 million in revenue to our 2008 results. For further information on acquisitions see Note 3 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, incorporated by reference herein.

Cash outflows from investing activities were primarily the result of our acquisitions of EWA and ETG, as noted above. Cash outflows from financing activities are primarily the result of paying down our credit facility with cash from operations; this was slightly offset by borrowings under our credit facility to finance our aforementioned acquisitions.

(5)	On March 13, 2009, we acquired DDK for $14.0 million. DDK added $7.6 million in revenue to our 2009 results. For further information on acquisitions see Note 3 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, incorporated by reference herein.

(6)	On January 15, 2010, we acquired Sensor Technologies Inc. (STI) for approximately $242.0 million. The Company incurred approximately $0.8 million of acquisition related costs. STI added revenues of $89.5 million for the period from January 15, 2010 to March 31, 2010. For further information on acquisitions, see Note 3 to the condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2010, incorporated by reference herein.

(7)	The holders of each share of Class A common stock entitled to one vote per share and holders of each share of Class B common stock are entitled to ten votes per share. For more information on earnings per share including the two class method, see Note 4 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, incorporated by reference herein.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

We issued $200,000,000 aggregate principal amount of the private notes on April 13, 2010 to Banc of America Securities LLC, J.P. Morgan Securities Inc., BB&T Capital Markets, a division of Scott & Stringfellow, LLC, PNC Capital Markets LLC and Cowen and Company, LLC, in their capacity as the initial purchasers, pursuant to a purchase agreement. The initial purchasers subsequently sold the private notes to “qualified institutional buyers,” as defined in Rule 144A under the Securities Act, in reliance on Rule 144A, and outside the United States under Regulation S of the Securities Act. As a condition to the sale of the private notes, we entered into a registration rights agreement with the initial purchasers on April 13, 2010. Pursuant to the registration rights agreement, we agreed that we would:

(1)	file an exchange offer registration statement with the SEC;

(2)	use our reasonable best efforts to have the exchange offer registration statement declared effective by the SEC;

(3)	commence the exchange offer promptly after the exchange offer registration statement is declared effective by the SEC; and

(4)	use our reasonable best efforts to consummate the exchange offer on or before November 9, 2010.

Upon the effectiveness of the exchange offer registration statement, we will offer the exchange notes in exchange for the private notes. A copy of the registration rights agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.

Resale of the Exchange Notes

Based upon an interpretation by the staff of the SEC contained in no-action letters issued to third parties, we believe that you may exchange private notes for exchange notes in the ordinary course of business. For further information on the SEC’s position, see Exxon Capital Holdings Corporation, available May 13, 1988, Morgan Stanley & Co. Incorporated, available June 5, 1991 and Shearman & Sterling, available July 2, 1993, and other interpretive letters to similar effect. You will be allowed to resell exchange notes to the public without further registration under the Securities Act and without delivering to purchasers of the exchange notes a prospectus that satisfies the requirements of Section 10 of the Securities Act so long as you do not participate, do not intend to participate, and have no arrangement with any person to participate, in a distribution of the exchange notes. However, the foregoing does not apply to you if you are: a broker-dealer who purchased the exchange notes directly from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act; or you are an “affiliate” of ours within the meaning of Rule 405 under the Securities Act.

In addition, if you are a broker-dealer, or you acquire exchange notes in the exchange offer for the purpose of distributing or participating in the distribution of the exchange notes, you cannot rely on the position of the staff of the SEC contained in the no-action letters mentioned above and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available.

Each broker-dealer that receives exchange notes for its own account in exchange for private notes, which the broker-dealer acquired as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal for use in connection with any such resale will state that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of exchange notes received in exchange for private notes which the broker-dealer acquired as a result of market-making or other trading activities.

Terms of the Exchange Offer

Upon the terms and subject to the conditions described in this prospectus, we will accept any and all private notes validly tendered and not withdrawn before the expiration date. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding private notes surrendered pursuant to the exchange offer. You may tender private notes only in denominations of $2,000 and integral multiples of $1,000.

The form and terms of the exchange notes are the same as the form and terms of the private notes except that:

•	we will register the exchange notes under the Securities Act and, therefore, the exchange notes will not bear legends restricting their transfer; and

•

holders of the exchange notes will not be entitled to any of the rights of holders of private notes under the registration rights agreement, which rights will terminate upon the completion of the exchange offer.

The exchange notes will evidence the same debt as the private notes and will be issued under the same indenture, so the exchange notes and the private notes will be treated as a single class of debt securities under the indenture.

As of the date of this prospectus, $200,000,000 in aggregate principal amount of the private notes is outstanding and registered in the name of Cede & Co., as nominee for The Depository Trust Company. Only registered holders of the private notes, or their legal representative or attorney-in-fact, as reflected on the records of the trustee under the indenture, may participate in the exchange offer. We will not set a fixed record date for determining registered holders of the private notes entitled to participate in the exchange offer.

You do not have any appraisal or dissenters’ rights under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC.

We will be deemed to have accepted validly tendered private notes when, as and if we had given oral or written notice of acceptance to the Exchange Agent. The Exchange Agent will act as your agent for the purposes of receiving the exchange notes from us.

If you tender private notes in the exchange offer you will not be required to pay brokerage commissions or fees or transfer taxes with respect to the exchange of private notes pursuant to the exchange offer. We will pay all charges and expenses, other than the applicable taxes described below under “—Fees and expenses,” in connection with the exchange offer.

Expiration date; Extensions; Amendments

The term “expiration date” will mean 11:59 p.m., New York City time on                     , 2010, unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration date” will mean the latest date and time to which we extend the exchange offer.

To extend the exchange offer, we will notify the Exchange Agent and each registered holder of any extension in writing by a press release or other public announcement before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. The notice of extension will disclose the aggregate principal amount of the private notes that have been tendered as of the date of such notice.

We reserve the right, in our reasonable discretion:

•	to delay accepting any private notes due to an extension of the exchange offer; or

•	if any conditions listed below under “—Conditions” are not satisfied, to terminate the exchange offer in each case by giving written notice of the delay, extension or termination to the Exchange Agent and by press release or public announcement.

We will follow any delay in acceptance, extension or termination as promptly as practicable by written notice to the registered holders by a press release or other public announcement. If we amend the exchange offer in a manner we determine constitutes a material change, we will promptly disclose the amendment in a prospectus supplement that we will distribute to the registered holders. We will also extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure, if the exchange offer would otherwise expire during the five to ten business day period.

Interest on the Exchange Notes

The exchange notes will bear interest at the same rate and on the same terms as the private notes. Consequently, the exchange notes will bear interest at a rate equal to 7.25% per annum (calculated using a 360-day year). Interest will be payable on the exchange notes semi-annually on April 15 and October 15 of each year.

Interest on the exchange notes will accrue from the last interest payment date on which interest was paid on the private notes. We will deem the right to receive any interest accrued but unpaid on the private notes waived by you if we accept your private notes for exchange.

Procedures for Tendering

To tender your private notes in the exchange offer, you must either comply with the applicable book entry procedures described below or complete, sign and date the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal to the exchange agent at the address set forth below under “Exchange Agent” prior to the expiration date.

If you are a DTC, Euroclear or Clearstream participant that has private notes which are credited to your DTC, Euroclear or Clearstream account by book-entry and which are held of record by DTC, Euroclear or Clearstream’s nominee, as applicable, you may tender your private notes by book-entry transfer as if you were the record holder. Because of this, references herein to registered or record holders include DTC, Euroclear and Clearstream participants with private notes credited to their accounts. If you are not a DTC, Euroclear or Clearstream participant, you may tender your private notes by book-entry transfer by contacting your broker, dealer or other nominee or by opening an account with a DTC, Euroclear or Clearstream participant, as the case may be. To tender private notes in the exchange offer in this manner, you must:

•	comply with DTC’s Automated Tender Offer Program (“ATOP”) procedures described below; and

•

the Exchange Agent must receive a timely confirmation of a book-entry transfer of the private notes into its account at DTC through ATOP pursuant to the procedure for book-entry transfer described below, along with a properly transmitted agent’s message, before the expiration date.

Participants in DTC’s ATOP program must electronically transmit their acceptance of the exchange by causing DTC to transfer the private notes to the Exchange Agent in accordance with DTC’s ATOP procedures for transfer. DTC will then send an agent’s message to the Exchange Agent. With respect to the exchange of the private notes, the term “agent’s message” means a message transmitted by DTC, received by the Exchange Agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its ATOP that is tendering private notes that are the subject of the book-entry confirmation;

•	the participant has received and agrees to be bound by the terms and subject to the conditions set forth in this prospectus; and

•	the Company may enforce the agreement against such participant.

Participants in Euroclear’s or Clearstream’s book-entry transfer facility system must electronically transmit their acceptance of the exchange to Euroclear or Clearstream. The receipt of such electronic acceptance instruction by Euroclear or Clearstream will be acknowledged in accordance with the standard practices of such book-entry transfer facility and will result in the blocking of such private notes in that book-entry transfer facility. By blocking such private notes in the relevant book-entry transfer facility, each holder of private notes will be deemed to consent to have the relevant book-entry transfer facility provide details concerning such holder’s identity to the Exchange Agent. The receipt of an electronic instruction by Euroclear or Clearstream shall mean:

•

Euroclear or Clearstream, as applicable, has received an express acknowledgment from a participant in Euroclear or Clearstream, as the case may be, that such participant is tendering private notes that are the subject of the book-entry confirmation;

•	the participant has received and agrees to be bound by the terms and subject to the conditions set forth in this prospectus; and

•	the Company may enforce the agreement against such participant.

Your tender, if not withdrawn before the expiration date, will constitute an agreement between you and us in accordance with the terms and subject to the conditions described in this prospectus.

DTC, Euroclear and Clearstream are collectively referred to herein as the “book-entry transfer facilities” and, individually as a “book-entry transfer facility.”

We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered private notes, which determination will be final and binding. We reserve the absolute right to reject any and all private notes not properly tendered or any private notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular private notes. Our interpretation of the terms and conditions of the exchange offer will be final and binding on all parties. Unless waived, you must cure any defects or irregularities in connection with tenders of private notes within the time we determine; provided, however, that all conditions to the exchange offer other than those dependent upon receipt of necessary government approvals must be waived at or before the expiration of the exchange offer. Although we intend to notify you of defects or irregularities with respect to tenders of private notes, neither we, the Exchange Agent nor any other person will incur any liability for failure to give you that notification. Unless waived, we will not deem tenders of private notes to have been made until you cure the defects or irregularities.

While we have no present plan to acquire any private notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any private notes that are not tendered in the exchange offer, we reserve the right in our sole discretion to purchase or make offers for any private notes that remain outstanding after the expiration date. We also reserve the right to terminate the exchange offer, as described below under “—Conditions,” and, to the extent permitted by applicable law, purchase private notes in the open market, in privately negotiated transactions or otherwise. The terms of any of those purchases or offers could differ from the terms of the exchange offer.

If you wish to tender private notes in exchange for exchange notes in the exchange offer, we will require you to represent that:

•	the private notes are, at the time of acceptance, and will continue to be, until exchanged in this offer, held by you;

•

you acknowledge that all authority conferred or agreed to be conferred pursuant to these representations, warranties and undertakings and every obligation of yours shall be binding upon your successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives and shall not be affected by, and shall survive, your death or incapacity (if an individual) or dissolution (if an entity);

•

you will, upon request, execute and deliver any documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the exchange of the private notes that are the subject of the electronic acceptance instruction;

•

you have full power and authority to tender, exchange, assign and transfer the private notes that are the subject of the electronic acceptance instruction and that when such notes are accepted for exchange by the Company, the notes will be transferred by you with full title guarantee free from all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right, together with all rights attached thereto;

•	you are not an affiliate of ours;

•	you will acquire any exchange notes in the ordinary course of your business;

•	you do not have an arrangement or understanding with any person to participate in the distribution of the exchange notes; and

•	at the time of completion of the exchange offer, you are not engaged in, and do not intend to engage in, a distribution of the exchange notes.

You will be deemed to make such representations by tendering private notes in the exchange offer. In addition, in connection with the resale of exchange notes, any participating broker-dealer who acquired the private notes for its own account as a result of market-making or other trading activities acknowledges that it must deliver a prospectus meeting the requirements of the Securities Act. The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the exchange notes, other than a resale of an unsold allotment from the original sale of the notes, with this prospectus.

Book-Entry Transfer

The Exchange Agent will make a request to establish an account with respect to the private notes at DTC, as book-entry transfer facility, for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in the book entry transfer facility’s system may make book-entry delivery of private notes by causing the depositary to transfer the private notes into the Exchange Agent’s account at the facility in accordance with the facility’s procedures for such transfer.

In all cases, we will issue exchange notes for private notes that we have accepted for exchange under the exchange offer only after the Exchange Agent timely receives:

•	confirmation of book-entry transfer of your private notes into the Exchange Agent’s account at DTC; and

•	a properly transmitted agent’s message.

If we do not accept any tendered private notes for any reason set forth in the terms of the exchange offer, we will credit the non-exchanged private notes to your account maintained at the applicable book-entry transfer facility.

Withdrawal of Tenders

You may withdraw your tender of private notes at any time prior to 11:59 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, the holder must cause to be transmitted to the Exchange Agent an agent’s message, which agent’s message must be received by the Exchange Agent prior to 11:59 p.m., New York City time, on the expiration date. In addition, the Exchange Agent must receive a timely confirmation of book-entry transfer of the private notes out of the Exchange Agent’s account at DTC, under the applicable procedure for book-entry transfers described herein, along with a properly transmitted agent’s message, on or before the expiration date.

We will determine in our sole discretion all questions as to the validity, form and eligibility of the notices, and our determination will be final and binding on all parties. We will not deem any properly withdrawn private notes to have been validly tendered for purposes of the exchange offer, and we will not issue exchange notes with respect to those private notes, unless you validly retender the withdrawn private notes. You may retender properly withdrawn private notes by following the procedures described above under “—Procedures for Tendering” at any time before the expiration date.

Conditions

Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange the exchange notes for, any private notes, and may terminate the exchange offer as provided in this prospectus before the acceptance of the private notes, if, in our reasonable judgment, the exchange offer violates applicable law, rules or regulations or an applicable interpretation of the staff of the SEC.

If we determine in our reasonable discretion that any of these conditions are not satisfied, we may

•	refuse to accept any private notes and return all tendered private notes to you;

•	extend the exchange offer and retain all private notes tendered before the exchange offer expires, subject, however, to your rights to withdraw the private notes; or

•	waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered private notes that have not been withdrawn.

If the waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that we will distribute to the registered holders of the private notes, and we will extend the exchange offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during the five to ten business day period.

Termination of Rights

All of your rights under the registration rights agreement will terminate upon consummation of the exchange offer except with respect to our continuing obligations:

•	to indemnify you and parties related to you against liabilities, including liabilities under the Securities Act; and

•	to provide, upon your request, the information required by Rule 144A(d)(4) under the Securities Act to permit resales of the notes pursuant to Rule 144A.

Shelf Registration

If:

(1)	we are not permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy;

(2)	the exchange offer has not been completed by November 9, 2010; or

(3)	the exchange offer is not available to any holder of transfer restricted securities,

we will file with the SEC a shelf registration statement to cover resales of the private notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement.

For purposes of the preceding, “transfer restricted securities” means each private note until:

(1)	the date on which such note has been exchanged by a person other than a broker-dealer for an exchange note in the exchange offer;

(2)	following the exchange by a broker-dealer in the exchange offer of a private note for an exchange note, the date on which such exchange note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the exchange offer registration statement;

(3)	the date on which such private note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement; or

(4)	the date on which such private note is distributed to the public pursuant to Rule 144 under the Securities Act.

Liquidated Damages

If:

(1)	we fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing; or

(2)	any shelf registration statement required by the registration rights agreement is not declared effective by the SEC on or prior to the date specified for such effectiveness; or

(3)	we fail to consummate the exchange offer (and a shelf registration has not been filed) on or before November 9, 2010; or

(4)	the shelf registration statement or the exchange offer registration statement is declared effective but, following November 9, 2010, thereafter ceases to be effective or fails to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such registration statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses (1) through (4) above, a “registration default”), then we will pay to each holder of the outstanding notes, as liquidated damages, for the period from the occurrence of the registration default (but only with respect to one registration default at any particular time) until such time as no registration default is in effect an amount per annum equal to 0.25% during the first 90-day period following the occurrence of such registration default which rate shall increase by an additional 0.25% per annum at the end of each subsequent 90-day period, up to a maximum of 1.00% per annum in respect of the aggregate principal amount of transfer restricted securities held by such holder until the applicable registration statement is filed, the shelf registration statement is declared effective and the exchange offer is consummated or the shelf registration statement is declared effective or again becomes effective, as the case may be.

Exchange Agent

We have appointed The Bank of New York Mellon Trust Company, N.A. as Exchange Agent for the exchange offer. You should direct questions and requests for assistance and requests for additional copies of this prospectus to the Exchange Agent addressed as follows:

Deliver to:

By Hand, Overnight Delivery, Registered or Certified mail:

Bank of New York Mellon Trust Company, N.A.

Corporate Trust Operations

Reorganization Unit

101 Barclay Street — 7 East

New York, New York 10286

By Facsimile Transmission: (212) 298-1915	Confirm Facsimile Transmission (212) 815-3687

Delivery to an address other than the one stated above or transmission via a facsimile number other than the one stated above will not constitute a valid delivery.

Fees and Expenses

We will bear the expenses of soliciting tenders. We have not retained any dealer manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

We will pay the cash expenses incurred in connection with the exchange offer which we estimate to be approximately $75,000. These expenses include registration fees, fees and expenses of the Exchange Agent and the trustee, accounting and legal fees, among others.

We will pay all transfer taxes, if any, applicable to the exchange of notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of the private notes pursuant to the exchange offer, then you must pay the amount of the transfer taxes.

Consequence of Failures to Exchange

Participation in the exchange offer is voluntary. We urge you to consult your financial and tax advisors in making your decisions on what action to take. Private notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, those private notes may be resold only:

•	to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A;

•	in a transaction meeting the requirements of Rule 144 under the Securities Act;

•	outside the United States to a foreign person in a transaction meeting the requirements of Rule 903 or 904 of Regulation S under the Securities Act;

•	in accordance with another exemption from the registration requirements of the Securities Act and based upon an opinion of counsel if we so request;

•	to us; or

•	pursuant to an effective registration statement.

In each case, the private notes may be resold only in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

DESCRIPTION OF CERTAIN INDEBTEDNESS

On December 18, 2009, we amended our senior credit facility to allow for additional flexibility in negative covenants, and specifically to: increase the permitted acquisition limitation, increase the amount of unsecured debt the Company may have and increase the amount of stock that we may repurchase pursuant to a share repurchase program.

The amended senior credit facility provides for a revolving credit facility of $350.0 million, with a $25.0 million letter of credit sublimit and a $30.0 million swing line loan sublimit. The maturity date for the senior credit facility is April 30, 2012.

Borrowings under the amended senior credit facility are collateralized by our assets and bear interest at one of the following rates as selected by the Company: a LIBOR-based rate plus market-rate spreads that are determined based on the Company’s leverage ratio calculation (1.625% to 2.5%), or the lender’s base rate (plus spreads of 0.75% up to 1.5%), which is the highest of the Prime Rate, the sum of 0.5% plus the Federal Funds Rate, and, except during a Eurodollar Unavailability Period, 1.00% plus the Eurodollar Rate. At March 31, 2010, the borrowing rate on our outstanding debt was 4.00%. The aggregate annual weighted average interest rates were 0.49% and 2.42% for the years ended December 31, 2009 and 2008, respectively.

The terms of the senior credit facility permit prepayment and termination of the loan commitments at any time, subject to certain conditions. The senior credit facility requires the Company to comply with specified financial covenants, including the maintenance of a certain leverage ratio and fixed charge coverage ratio. The senior credit facility also contains various covenants, including affirmative covenants with respect to certain reporting requirements and maintaining certain business activities, and negative covenants that, among other things, may limit our ability to incur liens, incur additional indebtedness, make investments, make acquisitions, pay cash dividends and undertake certain additional actions. As of March 31, 2010, we were in compliance with our financial covenants under the senior credit facility.

We believe the capital resources available to us under our senior credit facility and cash from our operations are adequate to fund our ongoing operations and to support the internal growth we expect to achieve for at least the next twelve months. We anticipate financing our external growth from acquisitions and our longer-term internal growth through one or more of the following sources: cash from operations; use of the existing revolving facility; a refinancing of our senior credit facility; and additional borrowing or issuance of equity. At the date of this prospectus, we have no outstanding indebtedness under our senior credit facility.

DESCRIPTION OF THE NOTES

We issued the private notes, and will issue the exchange notes, under an indenture dated as of April 13, 2010 (the “Indenture”) by and among us, each Guarantor and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), in a private transaction not subject to the requirements of the Securities Act. For purposes of this section of this prospectus, references to the “Company,” “we,” “us,” “our” or similar terms shall mean ManTech International Corporation, without its subsidiaries. For purposes of this section of this prospectus, the private notes and the exchange notes will be generally referred to as the “Notes,” unless the context otherwise requires.

The statements under this caption relating to the Indenture and the Notes are summaries and are not a complete description thereof, and where reference is made to particular provisions, such provisions, including the definitions of certain terms, are qualified in their entirety by reference to all of the provisions of the Indenture and the Notes and those terms made part of the Indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The definitions of certain capitalized terms used in the following summary are set forth below under “—Certain Definitions.” Unless otherwise indicated, references under this caption to Sections or Articles are references to sections and articles of the Indenture. A copy of the Indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. You may also request a copy of the Indenture from the Company at the address indicated under “WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION.”

General

We will issue up to an aggregate principal amount of $200,000,000 of exchange notes in the exchange offer. The Company may issue additional Notes (the “Additional Notes”) under the Indenture, subject to the limitations described below under the subheading “—Certain Covenants —Limitation on Incurrence of Debt.” The Notes and any Additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes of the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

Principal, Maturity and Interest

Interest on the Notes is payable at 7.25 % per annum. Interest on the Notes is payable semi-annually in cash in arrears on April 15 and October 15, commencing on October 15, 2010. The Company will make each interest payment to the Holders of record of the Notes on the immediately preceding April 1 and October 1. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Principal of and premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at the office or agency of the Company maintained for such purposes, which, initially, will be the corporate trust office of the Trustee located at 10161 Centurion Parkway North, 2nd Floor, Jacksonville, Florida 32256; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto as shown on the security register or in accordance with the procedures of The Depository Trust Company (“DTC”) for global book-entry Notes. The Notes will be issued only in fully registered form without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. No service charge will be made for any registration of transfer, exchange or redemption of the Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

Guarantees

The Notes and any and all amounts due under the Indenture are and will be guaranteed, on a full, joint and several basis, by the Guarantors pursuant to a guarantee (the “Note Guarantees”). As of the date of this offering, each of our wholly-owned domestic subsidiaries that guarantees our obligations under the Credit Agreement are Guarantors. Not all of our Subsidiaries guarantee or will guarantee the Notes. The non-guarantor Subsidiaries represent less than 1% of our current net sales.

The Note Guarantees are senior obligations of each Guarantor and rank equally with all existing and future senior Debt of such Guarantor and senior to all subordinated Debt of such Guarantor. The Note Guarantees are effectively subordinated to any secured Debt of such Guarantor to the extent of the assets securing such Debt.

The Indenture provides that the obligations of a Guarantor under its Note Guarantee are limited to the maximum amount as will result in the obligations of such Guarantor under the Note Guarantee not to be deemed to constitute a fraudulent conveyance or fraudulent transfer under federal or state law.

Claims of creditors of non-guarantor Subsidiaries, including trade creditors, secured creditors and creditors holding Debt and guarantees issued by those Subsidiaries, and claims of preferred stockholders (if any) of those Subsidiaries generally will have priority with respect to the assets and earnings of those Subsidiaries over the claims of creditors of the Company, including Holders of the Notes.

The Indenture provides that in the event of a sale or other transfer or disposition of all of the Capital Interests in any Guarantor to any Person that is not an Affiliate of the Company in compliance with the terms of the Indenture, or in the event all or substantially all the assets or Capital Interests of a Guarantor are sold or otherwise transferred, by way of merger, consolidation or otherwise, to a Person that is not an Affiliate of the Company in compliance with the terms of the Indenture, then such Guarantor (or the Person concurrently acquiring such assets of such Guarantor) shall be deemed automatically and unconditionally released and discharged of any obligations under its Note Guarantee in support thereof, as evidenced by a supplemental indenture executed by the Company, the Guarantors and the Trustee, without any further action on the part of the Trustee or any Holder.

As of the date of this offering, all of our Subsidiaries were “Restricted Subsidiaries.” However, under the circumstances described below under the subheading “—Certain Covenants —Limitation on Creation of Unrestricted Subsidiaries,” any of our Subsidiaries may be designated as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries would not be subject to many of the restrictive covenants in the Indenture and would not guarantee the Notes.

Ranking

Ranking of the Notes

The Notes are and will be general unsecured obligations of the Company. As a result, the Notes:

•	ranks and will rank equally in right of payment with all existing and future senior Debt of the Company;

•	are and will be effectively junior to all secured Debt of the Company to the extent of the value of the assets securing such Debt;

•

are and will be effectively junior to all existing and future Debt and other liabilities, including trade payables, of the Company’s non-Guarantor Subsidiaries (other than any Debt owed to the Company or any Restricted Subsidiary, if any); and

•	ranks and will rank senior in right of payment to all of the Company’s future Debt that is by its terms expressly subordinated to the Notes.

Following the Issue Date, the Company and its Subsidiaries had total Debt of approximately $200 million, all of which was senior Debt represented by the Notes. In addition, following the Issue Date, the Company and its Subsidiaries had approximately $348.6 million of senior secured Debt available under our credit facilities governed by the Credit Agreement.

Ranking of the Note Guarantees

Each Note Guarantee is and will be a general unsecured obligation of each Guarantor. As such, each Note Guarantee:

•	ranks and will rank equally in right of payment with all existing and future senior Debt of the Guarantors;

•	ranks and will rank senior in right of payment to all existing and future Debt of the Guarantors, if any, that are by their terms expressly subordinated to such Guarantor’s Note Guarantee; and

•	is and will be effectively subordinated to all secured Debt of such Guarantors, to the extent of the value of the Guarantors’ assets securing such Debt.

Sinking Fund

There are no mandatory sinking fund payment obligations with respect to the Notes.

Optional Redemption

The Notes may be redeemed, in whole or in part, at any time prior to April 15, 2014, at the option of the Company upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address or sent in accordance with the procedures of DTC for global book-entry Notes, at a Redemption Price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

In addition, the Notes are subject to redemption, at the option of the Company, in whole or in part, at any time on or after April 15, 2014, upon not less than 30 nor more than 60 days’ notice at the following Redemption Prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the 12-month period beginning on April 15 of the years indicated:

Year	Redemption Price
2014	103.625%
2015	101.813%
2016 and thereafter	100.000%

In addition to the optional redemption provisions of the Notes in accordance with the provisions of the preceding paragraphs, prior to April 15, 2013, the Company may, with the net proceeds of one or more Qualified Equity Offerings, redeem up to 35% of the aggregate principal amount of the outstanding Notes (including Additional Notes) at a Redemption Price equal to 107.250% of the principal amount thereof, plus accrued and unpaid interest thereon then outstanding, if any, to the date of redemption; provided that at least 65% of the principal amount of Notes then outstanding (including Additional Notes) remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Company or its Subsidiaries) and that any such redemption occurs within 90 days following the closing of any such Qualified Equity Offering.

If less than all of the Notes are to be redeemed, the Trustee will select the Notes or portions thereof to be redeemed by lot, pro rata or by any other method customarily authorized by the clearing systems (subject to the Depository Trust Company, Euroclear (as defined elsewhere in this prospectus) and/or Clearstream (as defined elsewhere in this prospectus) procedures, as applicable).

No Notes of $2,000 or less shall be redeemed in part. Notices of redemption shall be sent to DTC, in the case of Notes issued in global book-entry form, or shall be mailed by first class mail, in the case of certificated Notes (and, to the extent permitted by applicable procedures or regulations, electronically) at least 30 day but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. In the case of certificated Notes, a new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. In the case of global Notes issued in book-entry form, the outstanding balance of any such global Note shall be adjusted by the Trustee to reflect such redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

The Company may at any time, and from time to time, purchase Notes in the open market or otherwise, at different market prices, subject to compliance with the Indenture and all applicable securities laws.

Change of Control

Upon the occurrence of a Change of Control, unless the Company has exercised its right to redeem all of the Notes as described under “—Optional Redemption,” the Company will make an Offer to Purchase all of the outstanding Notes at a Purchase Price in cash equal to 101% of the principal amount tendered, together with accrued interest, if any, to but not including the Purchase Date. For purposes of the foregoing, an Offer to Purchase shall be deemed to have been made if (i) within 60 days following the date of the consummation of a transaction or series of transactions that constitutes a Change of Control, the Company commences an Offer to Purchase for all outstanding Notes at the Purchase Price (provided that the running of such 60-day period shall be suspended, for up to a maximum of 30 days, during any period when the commencement of such Offer to Purchase is delayed or suspended by reason of any court’s or governmental authority’s review of or ruling on any materials being employed by the Company to effect such Offer to Purchase, so long as the Company has used and continues to use its commercial best efforts to make and conclude such Offer to Purchase promptly) and (ii) all Notes properly tendered pursuant to the Offer to Purchase are purchased on the terms of such Offer to Purchase.

The phrase “all or substantially all,” as used in the definition of “Change of Control,” has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event the Holders of the Notes elected to exercise their rights under the Indenture and the Company elects to contest such election, there could be no assurance how a court interpreting New York law would interpret such phrase. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Company to make an Offer to Purchase the Notes as described above.

The provisions of the Indenture may not afford Holders protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction affecting the Company that may adversely affect Holders, if such transaction is not the type of transaction included within the definition of Change of Control. A transaction involving the management of the Company or its Affiliates, or a transaction involving a recapitalization of the Company, will result in a Change of Control only if it is the type of transaction specified in such definition. The definition of Change of Control may be amended or modified with the written consent of a majority in aggregate principal amount of outstanding Notes. See “—Amendment, Supplement and Waiver.”

The Company will be required to comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws or regulations in connection with any repurchase of the Notes as described above. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will be deemed to have complied with its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

The Company will not be required to make an Offer to Purchase upon a Change of Control if (i) a third party makes such Offer to Purchase contemporaneously with or upon a Change of Control in the manner, at the times and otherwise in compliance with the requirements of the Indenture and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase or (ii) a notice of redemption has been given pursuant to the Indenture as described above under the caption “—Optional Redemption.”

The Company’s ability to pay cash to the Holders of Notes upon a Change of Control may be limited by the Company’s then existing financial resources. Further, the agreements governing the Company’s other Debt contain, and future agreements of the Company may contain, prohibitions of certain events, including events that would constitute a Change of Control. If the exercise by the Holders of Notes of their right to require the Company to repurchase the Notes upon a Change of Control occurred at the same time as a change of control event under one or more of the Company’s other Debt agreements, the Company’s ability to pay cash to the Holders of Notes upon a repurchase may be further limited by the Company’s then existing financial resources. See “RISK FACTORS—Risks Relating to the Exchange Notes.”

Even if sufficient funds were otherwise available, the terms of Credit Facilities (and other Debt) may prohibit the Company’s prepayment of Notes before their scheduled maturity. Consequently, if the Company is not able to prepay the Credit Facilities or other Debt containing such restrictions or obtain requisite consents, the Company will be unable to fulfill its repurchase obligations, resulting in a Default under the Indenture.

In addition, an Offer to Purchase may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of launching the Offer to Purchase.

Certain Covenants

Set forth below are summaries of certain covenants contained in the Indenture. If on any date following the Issue Date (i) the Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Company and its Restricted Subsidiaries will not be subject to the following covenants (collectively, the “Suspended Covenants”):

(1) “—Limitation on Restricted Payments”;

(2) “—Limitation on Incurrence of Debt”; and

(3) “—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.”

In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies (a) withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating or (b) the Company or any of its Affiliates enters into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Notes below an Investment Grade Rating, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events.

The period of time between the occurrence of a Covenant Suspension Event and the Reversion Date is referred to in this description as the “Suspension Period.” In the event of any such reinstatement, no action taken or omitted to be taken by the Company or any of its Restricted Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default under the Indenture with respect to Notes; provided that (1) with respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments made will be calculated as though the covenant described under the caption “—Limitation on Restricted Payments” had been in effect prior to, but not during, the Suspension Period, provided that any Subsidiaries designated as Unrestricted Subsidiaries during the Suspension Period shall automatically become Restricted Subsidiaries on the Reversion Date (subject to the Company’s right to subsequently designate them as Unrestricted Subsidiaries in compliance with the covenants set out below), and (2) all Debt Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified as having been Incurred or issued pursuant to clause (iv) of the definition of “Permitted Debt” except for Debt Incurred under any Credit Facilities, which shall be classified as having been Incurred or issued pursuant to clause (i) of the definition of “Permitted Debt.”

There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Incurrence of Debt

The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt (including Acquired Debt); provided that the Company and any Guarantor may Incur Debt (including Acquired Debt) if, immediately after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, (a) the Consolidated Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries, determined on a pro forma basis as if any such Debt (including any other Debt being Incurred contemporaneously), and any other Debt Incurred since the beginning of the Four Quarter Period (as defined below) (provided that any Debt Incurred under the revolving portion of a credit agreement shall be calculated (x) on an annualized basis for periods prior to the one year anniversary of the Issue Date and (y) thereafter, only on such date) had been Incurred and the proceeds thereof had been applied at the beginning of the Four Quarter Period, and any other Debt repaid since the beginning of the Four Quarter Period had been repaid at the beginning of the Four Quarter Period, would be greater than 2.0:1.0 and (b) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Debt.

If, during the Four Quarter Period or subsequent thereto and prior to the date of determination, the Company or any of its Restricted Subsidiaries shall have engaged in any Asset Sale or Asset Acquisition, Investments, mergers, consolidations, discontinued operations (as determined in accordance with GAAP) or shall have designated any Restricted Subsidiary to be an Unrestricted Subsidiary or any Unrestricted Subsidiary to be a Restricted Subsidiary, Consolidated Cash Flow Available for Fixed Charges and Consolidated Interest Expense for the Four Quarter Period shall be calculated on a pro forma basis giving effect to such Asset Sale or Asset Acquisition, Investments, mergers, consolidations, discontinued operations or designation, as the case may be, and the application of any proceeds therefrom as if such Asset Sale or Asset Acquisition or designation had occurred on the first day of the Four Quarter Period.

If the Debt which is the subject of a determination under this provision is Acquired Debt, or Debt Incurred in connection with the simultaneous acquisition of any Person, business, property or assets, or Debt of an Unrestricted Subsidiary being designated as a Restricted Subsidiary, then such ratio shall be determined by giving effect (on a pro forma basis, as if the transaction had occurred at the beginning of the Four Quarter Period) to (x) the Incurrence of such Acquired Debt or such other Debt by the Company or any of its Restricted Subsidiaries and (y) the inclusion, in Consolidated Cash Flow Available for Fixed Charges, of the Consolidated Cash Flow Available for Fixed Charges of the acquired Person, business, property or assets or redesignated Subsidiary.

Notwithstanding the first paragraph above, the Company and its Restricted Subsidiaries may Incur Permitted Debt.

For purposes of determining any particular amount of Debt under this “Limitation on Incurrence of Debt” covenant, (x) Debt Incurred under the Credit Agreement on the Issue Date shall at all times be treated as Incurred pursuant to clause (i) of the definition of “Permitted Debt,” and (y) Guarantees or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this “Limitation on Incurrence of Debt” covenant, in the event that an item of Debt meets the criteria of more than one of the types of Debt described above, including categories of Permitted Debt and under part (a) in the first paragraph of this “Limitation on Incurrence of Debt” covenant, the Company, in its sole discretion, shall classify, and from time to time may reclassify, all or any portion of such item of Debt.

The accrual of interest, the accretion or amortization of original issue discount and the payment of interest on Debt in the form of additional Debt or payment of dividends on Capital Interests in the forms of additional shares of Capital Interests with the same terms will not be deemed to be an Incurrence of Debt or issuance of Capital Interests for purposes of this covenant.

The Company and any Guarantor will not Incur any Debt that pursuant to its terms is subordinate or junior in right of payment to any Debt unless such Debt is subordinated in right of payment to the Notes and the Note Guarantees to the same extent; provided that Debt will not be considered subordinate or junior in right of payment to any other Debt solely by virtue of being unsecured or secured to a greater or lesser extent or with greater or lower priority or by virtue of structural subordination.

Limitation on Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to the proposed Restricted Payment:

(a) no Default or Event of Default shall have occurred and be continuing or will occur as a consequence thereof;

(b) after giving effect to such Restricted Payment on a pro forma basis, the Company would be permitted to Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the provisions described in the first paragraph under the “Limitation on Incurrence of Debt” covenant; and

(c) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended or declared for all Restricted Payments made on or after the Issue Date (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (v), (vi) (vii), (viii), (x) and (xi) of the next succeeding paragraph) shall not exceed the sum (without duplication) of

(1) 50% of the Consolidated Net Income (or, if Consolidated Net Income shall be a deficit, minus 100% of such deficit) of the Company accrued on a cumulative basis during the period (taken as one accounting period) from the beginning of the first full fiscal quarter during which the Issue Date occurs and ending on the last day of the fiscal quarter immediately preceding the date of such proposed Restricted Payment, plus

(2) 100% of the aggregate net proceeds (including the Fair Market Value of property other than cash) received by the Company subsequent to the Issue Date either (i) as a contribution to its common equity capital or (ii) from the issuance and sale (other than to a Subsidiary) of its Qualified Capital Interests, including Qualified Capital Interests issued upon the conversion of Debt or Redeemable Capital Interests of the Company, and from the exercise of options, warrants or other rights to purchase such Qualified Capital Interests (other than, in each case, Capital Interests or Debt sold to a Subsidiary of the Company), plus

(3) 100% of the net reduction in Investments (other than Permitted Investments), subsequent to the Issue Date, in any Person, resulting from (i) payments of interest on Debt, dividends, repayments of loans or advances, or any sale or disposition of such Investments (but only to the extent such items are not included in the calculation of Consolidated Net Income), in each case to the Company or any Subsidiary from any Person, or (ii) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, not to exceed in the case of any Person the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person subsequent to the Issue Date.

Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries may take the following actions, provided that, in the case of clauses (iv) and (x), immediately after giving effect to such action, no Default or Event of Default has occurred and is continuing:

(i) the payment of any dividend on Capital Interests in the Company or a Restricted Subsidiary within 60 days after declaration thereof if at the declaration date such payment was permitted by the foregoing provisions of this covenant;

(ii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of any Qualified Capital Interests of the Company by conversion into, or by or in exchange for, Qualified Capital Interests, or out of net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of other Qualified Capital Interests of the Company;

(iii) the redemption, defeasance, repurchase or acquisition or retirement for value of any Debt of the Company or a Guarantor that is subordinate in right of payment to the Notes or the applicable Note Guarantee out of the net cash proceeds of a substantially concurrent issue and sale (other than to a Subsidiary of the Company) of (x) new subordinated Debt of the Company or such Guarantor, as the case may be, Incurred in accordance with the Indenture or (y) of Qualified Capital Interests of the Company;

(iv) the purchase, redemption, retirement or other acquisition for value of Capital Interests in the Company or any direct or indirect parent of the Company (or any payments to a direct or indirect parent company of the Company for the purposes of permitting any such repurchase) held by employees or former employees of the Company or any Restricted Subsidiary (or their estates or beneficiaries under their estates) upon death, disability, retirement or termination of employment or alteration of employment status or pursuant to the terms of any agreement under which such Capital Interests were issued; provided that the aggregate cash consideration paid for such purchase, redemption, retirement or other acquisition of such Capital Interests does not exceed $40.0 million in any calendar year; provided, however, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds received by the Company or any of its Restricted Subsidiaries from the sale of Qualified Capital Interests of the Company or any direct or indirect parent company of the Company (to the extent contributed to the

Company) to employees of the Company and its Restricted Subsidiaries that occurs after the Issue Date; provided, however, that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (c) of the first paragraph of this covenant; plus (B) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date (provided, however, that the Company may elect to apply all or any portion of the aggregate increase contemplated by the proviso of this clause (iv) in any calendar year and, to the extent any payment described under this clause (iv) is made by delivery of Debt and not in cash, such payment shall be deemed to occur only when, and to the extent, the obligor on such Debt makes payments with respect to such Debt);

(v) repurchase of Capital Interests deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities;

(vi) the extension of credit that constitutes intercompany Debt, the Incurrence of which was permitted pursuant to the covenant described under “—Limitation on Incurrence of Debt”;

(vii) cash payment, in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Capital Interests of the Company or a Restricted Subsidiary;

(viii) the declaration and payment of dividends to holders of any class or series of Redeemable Capital Interests of the Company or any Restricted Subsidiary issued or Incurred in compliance with the covenant described above under “—Limitation on Incurrence of Debt” to the extent such dividends are included in the definition of Consolidated Fixed Charges;

(ix) upon the occurrence of a Change of Control, the defeasance, redemption, repurchase or other acquisition of any subordinated Debt pursuant to provisions substantially similar to that described under “—Change of Control” at a purchase price not greater than 101% of the principal amount thereof, plus any accrued and unpaid interest thereon; provided that prior to or contemporaneously with such defeasance, redemption, repurchase or other acquisition, the Company has made an Offer to Purchase with respect to the Notes and has repurchased all Notes validly tendered for payment and not withdrawn in connection therewith;

(x) the making of any Restricted Payments if, at the time of the making of such payments, and after giving effect thereto (including, without limitation, the Incurrence of any Debt to finance such payment), the Consolidated Total Leverage Ratio would not exceed 2.50 to 1.00; and

(xi) the making of any other Restricted Payments not in excess of $75.0 million in the aggregate while any Notes are outstanding.

If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment, in the good faith determination of the Company, would be permitted under the requirements of the Indenture, such Restricted Payment shall be deemed to have been made in compliance with the Indenture notwithstanding any subsequent adjustment made in good faith to the Company’s financial statements affecting Consolidated Net Income.

If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with the Indenture, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (c) of the first paragraph under this “Limitation on Restricted Payments” covenant, in each case to the extent such Investments would otherwise be so counted.

For purposes of this covenant, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.

Limitation on Liens

The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to enter into, create, incur, assume or suffer to exist any Liens of any kind (other than Permitted Liens), on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, which Liens secure Debt, without securing the Notes and all other amounts due under the Indenture equally and ratably with (or prior to) the Debt secured by such Lien until such time as such Debt is no longer secured by such Lien; provided that if the Debt so secured is subordinated by its terms to the Notes or a Note Guarantee, the Lien securing such Debt will also be so subordinated by its terms to the Notes and the Guarantees at least to the same extent.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, cause or suffer to exist or become effective or enter into any encumbrance or restriction (other than pursuant to the Indenture or any law, rule, regulation or order) on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Interests owned by the Company or any Restricted Subsidiary or pay any Debt or other obligation owed to the Company or any Restricted Subsidiary, (ii) make loans or advances to the Company or any Restricted Subsidiary thereof or (iii) transfer any of its property or assets to the Company or any Restricted Subsidiary.

However, the preceding restrictions will not apply to the following encumbrances or restrictions existing under or by reason of:

(a) any encumbrance or restriction in existence on the Issue Date, including those required by the Credit Agreement and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements, refinancings thereof, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings, in the good faith judgment of the Company, are no more restrictive, taken as a whole, with respect to such dividend or other payment restrictions than those contained in these agreements on the Issue Date or refinancings thereof;

(b) any encumbrance or restriction pursuant to an agreement relating to an acquisition of property, so long as the encumbrances or restrictions in any such agreement relate solely to the property so acquired (and are not or were not created in anticipation of or in connection with the acquisition thereof);

(c) any encumbrance or restriction which exists with respect to a Person that becomes a Restricted Subsidiary or merges with or into a Restricted Subsidiary of the Company on or after the Issue Date, which is in existence at the time such Person becomes a Restricted Subsidiary, but not created in connection with or in anticipation of such Person becoming a Restricted Subsidiary, and which is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person becoming a Restricted Subsidiary;

(d) any encumbrance or restriction pursuant to an agreement effecting a permitted renewal, refunding, replacement, refinancing or extension of Debt issued pursuant to an agreement containing any encumbrance or restriction referred to in the foregoing clauses (a) through (c), so long as the encumbrances and restrictions contained in any such refinancing agreement are no less favorable in any material respect to the Holders than the encumbrances and restrictions contained in the agreements governing the Debt being renewed, refunded, replaced, refinanced or extended in the good faith judgment of the Company;

(e) customary provisions restricting subletting or assignment of any lease, contract, or license of the Company or any Restricted Subsidiary or provisions in agreements that restrict the assignment of such agreement or any rights thereunder;

(f) any encumbrance or restriction by reason of applicable law, rule, regulation or order;

(g) any encumbrance or restriction under the Indenture, the Notes and the Note Guarantees;

(h) any encumbrance or restriction under the sale of assets or Capital Interest, including, without limitation, any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition;

(i) restrictions on cash and other deposits or net worth imposed by customers under contracts entered into the ordinary course of business;

(j) customary provisions with respect to the disposition or distribution of assets or property in Joint Venture agreements, asset sale agreements, stock sale agreements, sale leaseback agreements and other similar agreements;

(k) any instrument governing Debt or Capital Interests of a Person acquired by the Company or any of the Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Debt or Capital Interests was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Debt, such Debt was permitted by the terms of the Indenture to be incurred;

(l) purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions on that property so acquired of the nature described in clause (iii) of the first paragraph hereof;

(m) Liens securing Debt otherwise permitted to be incurred under the Indenture, including the provisions of the covenant described above under the caption “—Limitation on Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(n) any Non-Recourse Receivable Subsidiary Indebtedness or other contractual requirements of a Receivable Subsidiary that is a Restricted Subsidiary in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivable Subsidiary or the receivables and related assets described in the definition of Qualified Receivables Transaction which are subject to such Qualified Receivables Transaction; and

(o) any other agreement governing Debt entered into after the Issue Date that contains encumbrances and restrictions that are not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date.

Nothing contained in this “Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” covenant shall prevent the Company or any Restricted Subsidiary from (i) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the “Limitation on Liens” covenant or (ii) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Debt of the Company or any of its Restricted Subsidiaries Incurred in accordance with the Limitation on Incurrence of Debt and Limitation on Liens covenants in the Indenture.

Limitation on Sale and Leaseback Transactions

The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction unless:

(i) the consideration received in such Sale and Leaseback Transaction is at least equal to the Fair Market Value of the property sold, as determined by an Officers’ Certificate, and

(ii) prior to and after giving effect to the Attributable Debt in respect of such Sale and Leaseback Transaction, the Company and such Restricted Subsidiary comply with the “Limitation on Incurrence of Debt” covenant contained herein.

Provision of Financial Information

Whether or not required by the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes, or file electronically with the Commission through the Commission’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system), within the time periods specified in the Commission’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to prospective investors. In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Additional Note Guarantees

Each of the Guarantors guarantees the Notes in the manner and on the terms set forth in the Indenture.

The Company will cause each of its wholly-owned Domestic Restricted Subsidiaries that Incurs any Debt pursuant to clause (i) of the definition of “Permitted Debt” to guarantee the Notes.

Each Guarantee by a Restricted Subsidiary will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Limitation on Creation of Unrestricted Subsidiaries

The Company may designate any Subsidiary of the Company to be an “Unrestricted Subsidiary” as provided below, in which event such Subsidiary and each other Person that is then or thereafter becomes a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary.

“Unrestricted Subsidiary” means:

(1) any Subsidiary designated as such by an Officers’ Certificate as set forth below where neither the Company nor any of its Restricted Subsidiaries (i) provides credit support for, or Guarantee of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt, but excluding, in the case of a Receivables Subsidiary, any Standard Securitization Undertakings) or (ii) is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary (except, in the case of a Receivables Subsidiary, any Standard Securitization Undertakings); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Company may designate any Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Interests of, or owns or holds any Lien on any property of, any other Restricted Subsidiary of the Company, provided that either:

(x) the Subsidiary to be so designated has total assets of $1,000 or less; or

(y) the Company could make a Restricted Payment at the time of designation in an amount equal to the greater of the Fair Market Value or book value of such Subsidiary pursuant to the “—Limitation on Restricted Payments” covenant and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the amount available for Restricted Payments thereunder.

An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if (i) all the Debt of such Unrestricted Subsidiary could be Incurred under the “—Limitation on Incurrence of Debt” covenant and (ii) all the Liens on the property and assets of such Unrestricted Subsidiary could be incurred pursuant to the “—Limitation on Liens” covenant.

Consolidation, Merger, Conveyance, Transfer or Lease

The Company will not in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Restricted Subsidiary into the Company in which the Company is the continuing Person or the merger of a Restricted Subsidiary into or with another Restricted Subsidiary or another Person that as a result of such transaction becomes or merges into a Restricted Subsidiary), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis), taken as a whole, to any other Person, unless:

(i) either: (a) the Company shall be the continuing Person or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person that acquires, by sale, assignment, conveyance, transfer, lease or other disposition, all or substantially all of the property and assets of the Company (such Person, the “Surviving Entity”), (1) shall be a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the United States, any political subdivision thereof or any state thereof or the District of Columbia and (2) shall expressly assume, by a supplemental indenture, the due and punctual payment of all amounts due in respect of the principal of (and premium, if any) and interest on all the Notes and the performance of the covenants and obligations of the Company under the Indenture; provided that at any time the Company or its successor is not a corporation, there shall be a co-issuer of the Notes that is a corporation;

(ii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing or would result therefrom; and

(iii) the Company delivers, or causes to be delivered, to the Trustee, in form satisfactory to the Trustee, an Officers’ Certificate and an opinion of counsel, each stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of the Indenture and that such supplemental indenture constitutes the legal, valid and binding obligation of the Surviving Entity subject to customary exceptions.

Notwithstanding the foregoing, failure to satisfy the requirements of the preceding clause (ii) will not prohibit:

(a) a merger between the Company and a Restricted Subsidiary that is a wholly owned Subsidiary of the Company; or

(b) a merger between the Company and an Affiliate incorporated solely for the purpose of converting the Company into a corporation organized under the laws of the United States or any political subdivision or state thereof; so long as, in each case, the amount of Debt of the Company and its Restricted Subsidiaries is not increased thereby.

For all purposes of the Indenture and the Notes, Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to the Indenture and all Debt, and all Liens on property or assets, of the Surviving Entity and its Subsidiaries that was not Debt, or were not Liens on property or assets, of the Company and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been Incurred upon such transaction or series of transactions.

Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, conditions described in the immediately preceding paragraphs, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company, under the Indenture with the same effect as if such Surviving Entity had been named as the Company therein; and when a Surviving Person duly assumes all of the obligations and covenants of the Company pursuant to the Indenture and the Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

Events of Default

Each of the following is an “Event of Default” under the Indenture:

(1) default in the payment in respect of the principal of (or premium, if any, on) any Note when due and payable (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

(2) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

(3) except as permitted by the Indenture, any Note Guarantee of any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) shall for any reason cease to be, or it shall be asserted by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms;

(4) default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor in the Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in clause (1), (2), or (3) above), and continuance of such default or breach for a period of 60 days after written notice thereof (or 120 days in the case of the covenant described under “—Certain Covenants—Provision of Financial Information”) has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

(5) a default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the Notes) by the Company or any Restricted Subsidiary having, individually or in the aggregate, a principal or similar amount outstanding of at least $50 million, whether such Debt now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or shall constitute a failure to pay at least $50 million of such Debt when due and payable after the expiration of any applicable grace period with respect thereto;

(6) the entry against the Company or any Restricted Subsidiary that is a Significant Subsidiary of a final judgment or final judgments for the payment of money in an aggregate amount in excess of $50 million, by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days; or

(7) certain events in bankruptcy, insolvency or reorganization affecting the Company or any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary).

If an Event of Default (other than an Event of Default specified in clause (7) above with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal of or interest on the Notes, have been cured or waived as provided in the Indenture.

In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (5) above has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Debt within 20 business days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.

If an Event of Default specified in clause (7) above occurs with respect to the Company, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. For further information as to waiver of defaults, see “—Amendment, Supplement and Waiver.” The Trustee may withhold from Holders notice of any Default (except Default in payment of principal of, premium, if any, and interest) if the Trustee determines that withholding notice is in the interests of the Holders to do so.

No Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request to the Trustee, and provided indemnity reasonably satisfactory to the Trustee, to institute such proceeding as Trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. Such limitations do not apply, however, to a suit instituted by a Holder of a Note directly (as opposed to through the Trustee) for enforcement of payment of the principal of (and premium, if any) or interest on such Note on or after the respective due dates expressed in such Note.

The Company will be required to furnish to the Trustee annually a statement as to the performance of certain obligations under the Indenture and as to any Default in such performance. The Company also is required to notify the Trustee if it becomes aware of the occurrence of any Default or Event of Default.

Amendment, Supplement and Waiver

Without the consent of any Holders, at any time and from time to time, the Company, the Guarantors and the Trustee may enter into one or more indentures supplemental to the Indenture and the Guarantees for any of the following purposes:

(1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and the Guarantees and in the Notes;

(2) to secure the Notes, to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

(3) to add additional Events of Default;

(4) to provide for uncertificated Notes in addition to or in place of the certificated Notes;

(5) to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee;

(6) to provide for or confirm the issuance of Additional Notes in accordance with the terms of the Indenture;

(7) to add a Guarantor or to release a Guarantor in accordance with the Indenture;

(8) to cure any ambiguity, defect, omission, mistake or inconsistency or to conform the Indenture or the Notes to this “Description of Notes”;

(9) to effect or maintain the qualification of the Indenture under the Trustee Indenture Act; or

(10) to make any change that does not adversely affect the rights of any Holder.

With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Company, the Guarantors and the Trustee may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or the Notes or of modifying in any manner the rights of the Holders of the Notes under the Indenture, including the definitions therein; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby:

(1) change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Notes may be subject to redemption or reduce the Redemption Price therefor,

(2) reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture,

(3) modify the obligations of the Company to make Offers to Purchase upon a Change of Control if such modification was done after the occurrence of such Change of Control,

(4) modify or change any provision of the Indenture affecting the ranking of the Notes or any Note Guarantee in a manner adverse to the Holders of the Notes,

(5) modify any of the provisions of this paragraph or provisions relating to waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby, or

(6) release any Guarantees required to be maintained under the Indenture (other than in accordance with the terms of the Indenture).

The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past default under the Indenture and its consequences, except a default:

(1) in any payment in respect of the principal of (or premium, if any) or interest on any Notes (including any Note which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Company), or

(2) in respect of a covenant or provision hereof which under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

Satisfaction and Discharge of the Indenture; Defeasance

The Company and the Guarantors may terminate the obligations under the Indenture, except for those which expressly survive by the terms of the Indenture, when:

(1) either: (A) all Notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation, or (B) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable within one year or are to be called for redemption within one year (a “Discharge”) under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes, not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity or date of redemption;

(2) the Company has paid or caused to be paid all other sums then due and payable under the Indenture by the Company;

(3) the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(4) the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be; and

(5) the Company has delivered to the Trustee an Officers’ Certificate and an opinion of counsel reasonably acceptable to the Trustee, each stating that all conditions precedent under the Indenture relating to the Discharge have been complied with.

The Company may elect, at its option, to have its obligations discharged with respect to the outstanding Notes (“legal defeasance”). Such legal defeasance means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for:

(1) the rights of Holders of such Notes to receive payments in respect of the principal of and any premium and interest on such Notes when payments are due,

(2) the Company’s obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust,

(3) the rights, powers, trusts, duties and immunities of the Trustee, and

(4) the defeasance provisions of the Indenture.

In addition, the Company may elect, at its option, to have its obligations released with respect to certain covenants, including, without limitation, its obligation to make Offers to Purchase in connection with any Change of Control, in the Indenture (“covenant defeasance”) and any omission to comply with such obligation shall not constitute a Default or an Event of Default with respect to the Notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under “Events of Default” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding Notes:

(1) the Company must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Notes: (A) money in an amount, or (B) U.S. government obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (C) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on such Notes on the Stated Maturity thereof or (if the Company has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company) the redemption date thereof, as the case may be, in accordance with the terms of the Indenture and such Notes;

(2) in the case of legal defeasance, the Company shall have delivered to the Trustee an opinion of counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable

United States federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, legal defeasance and discharge to be effected with respect to such Notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, legal defeasance and discharge were not to occur;

(3) in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of counsel to the effect that the Holders of such outstanding Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and covenant defeasance were not to occur;

(4) no Default or Event of Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien to secure such borrowing);

(5) such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Notes are in default within the meaning of such Act);

(6) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than the Indenture) to which the Company is a party or by which the Company is bound; and

(7) the Company shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

In the event of a legal defeasance or a Discharge, a Holder whose taxable year straddles the deposit of funds and the distribution in redemption to such Holder would be subject to tax on any gain (whether characterized as capital gain or market discount) in the year of deposit rather than in the year of receipt. In connection with a Discharge, in the event the Company becomes insolvent within the applicable preference period after the date of deposit, monies held for the payment of the Notes may be part of the bankruptcy estate of the Company, disbursement of such monies may be subject to the automatic stay of the bankruptcy code and monies disbursed to Holders may be subject to disgorgement in favor of the Company’s estate. Similar results may apply upon the insolvency of the Company during the applicable preference period following the deposit of monies in connection with legal defeasance.

Notwithstanding the foregoing, the opinion of counsel required by clause (2) above with respect to a legal defeasance need not to be delivered if all Notes not therefore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable at Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

The Trustee

The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, is the initial paying agent and registrar for the Notes. The Trustee from time to time may extend credit to the Company in the normal course of business. Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the continuance of an Event of Default that has not been cured or waived, the Trustee will exercise such of the rights and powers vested in it by the Indenture and use the same degree of care and skill in their exercise as would a prudent person.

The Indenture and the Trust Indenture Act contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any “conflicting interest” (as defined in the Trust Indenture Act) it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

The Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, subject to receipt by the Trustee of security or indemnity satisfactory to the Trustee and subject to certain exceptions. The Indenture provides that in case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as would a prudent person. Subject to such provisions, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders pursuant to the Indenture, unless such Holders shall have provided to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

No recourse may, to the full extent permitted by applicable law, be taken, directly or indirectly, with respect to the obligations of the Company or the Guarantors on the Notes or under the Indenture or any related documents, any certificate or other writing delivered in connection therewith, against (i) the Trustee in its individual capacity, or (ii) any partner, owner, beneficiary, agent, officer, director, employee, agent, successor or assign of the Trustee, each in its individual capacity, or (iii) any holder of equity in the Trustee.

No Personal Liability of Stockholders, Partners, Officers or Directors

No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Company or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Company under the Notes, any Note Guarantee or the Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. The waiver and release will not be effective to waive liabilities under the federal securities laws.

Governing Law

The Indenture and the Notes are governed by, and will be construed in accordance with, the laws of the State of New York.

Certain Definitions

Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any capitalized term used herein for which no definition is provided.

“Acquired Debt” means Debt (1) of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets from such Person. Acquired Debt shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets.

“Additional Interest ” means all additional interest owing on the Notes pursuant to the Registration Rights Agreement.

“Affiliate ” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing.

“ Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:

(1) 1% of the then outstanding principal amount of the Note; and

(2) the excess of:

(a) the present value at such redemption date of (i) the Redemption Price of the Note at April 15, 2014 (such Redemption Price being set forth in the table appearing above under the caption “—Optional Redemption”) plus (ii) all required interest payments due on the Note through April 15, 2014 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the then outstanding principal amount of the Note.

“ Asset Acquisition” means:

(a) an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary; or

(b) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business and consistent with past practices.

“ Asset Sale” means any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation or merger) by the Company or any of its Restricted Subsidiaries to any Person (other than to the Company or one or more of its Restricted Subsidiaries) in any single transaction or series of transactions of:

(i) Capital Interests in another Person (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals pursuant to local law); or

(ii) any other property or assets (other than in the normal course of business, including any sale or other disposition of obsolete or permanently retired equipment).

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been or may be extended).

“Average Life” means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Debt multiplied by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

“Board of Directors” means (i) with respect to the Company or any Restricted Subsidiary, its board of directors or any duly authorized committee thereof; (ii) with respect to a corporation, the board of directors of such corporation or any duly authorized committee thereof; and (iii) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.

“Capital Interests” in any Person means any and all shares, interests (including Preferred Interests), participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

“Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Change of Control” means:

(1) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Pedersen Entity, that is or becomes the ultimate “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (a) such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of (i) more than 35% of the Voting Interests in the Company and (ii) a greater number of Voting Interests than the Voting Interests held by the Pedersen Entities,

(2) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors or whose nomination for election by the equityholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company’s Board of Directors then in office,

(3) the Company sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all of its assets to, or merges or consolidates with, a Person other than a Restricted Subsidiary of the Company.

“Code ” means the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

“Commission” means the Securities and Exchange Commission.

“Common Interests” of any Person means Capital Interests in such Person that do not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Capital Interests of any other class in such Person.

“Company ” means ManTech International Corporation and any successor thereto.

“Consolidated Cash Flow Available for Fixed Charges” means, with respect to any Person for any period:

(i) Consolidated Net Income plus the sum of, without duplication, the amounts for such period, taken as a single accounting period, to the extent deducted in such period in computing Consolidated Net Income, of:

(a) Consolidated Non-cash Charges;

(b) Consolidated Interest Expense;

(c) Consolidated Income Tax Expense;

(d) impairment charges, including the write-down of Investments;

(e) restructuring expenses and charges;

(f) any expenses or charges related to any equity offering, Permitted Investment, recapitalization or Debt Incurrence permitted to be made under the Indenture (whether or not successful) or related to this offering of the Notes;

(g) the amount of any interest expense attributable to minority equity interests of third parties in any non-wholly owned Subsidiary;

(h) any net loss from discontinued operations; and

(i) any costs or expenses incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of an issuance of Capital Interests of the Company (other than Redeemable Capital Interests); less

(ii) to the extent included in such period in computing Consolidated Net Income, (x) net income from discontinued operations and (y) the amount of extraordinary, non-recurring or unusual gains.

“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such Person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the “Four Quarter Period”) to the aggregate amount of Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated Cash Flow Available for Fixed Charges” and “Consolidated Fixed Charges” shall be calculated after giving effect (i) to the cost of any compensation, remuneration or other benefit paid or provided to any employee, consultant, Affiliate or equity owner of the entity involved in any Asset Acquisition to the extent such costs are eliminated or reduced (or public announcement has been made of the intent to eliminate or reduce such costs) prior to the date of such calculation and not replaced; and (ii) on a pro forma basis for the period of such calculation, to any Asset Sales or other dispositions or Asset Acquisitions, investments, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) occurring during the Four Quarter Period or any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence or assumption of any such Acquired Debt), investment, merger, consolidation or disposed operation occurred on the first day of the Four Quarter Period. For purposes of this definition, pro forma calculations shall be made in accordance with Article 11 of Regulation S-X promulgated under the Securities Act.

Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:

(i) interest on outstanding Debt determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Debt in effect on the Transaction Date; and

(ii) if interest on any Debt actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period.

If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Debt of a third Person, the above clause shall give effect to the incurrence of such Guaranteed Debt as if such Person or such Subsidiary had directly incurred or otherwise assumed such Guaranteed Debt.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period of:

(i) Consolidated Interest Expense; and

(ii) the product of (a) all dividends and other distributions paid or accrued during such period in respect of Redeemable Capital Interests of such Person and its Restricted Subsidiaries (other than dividends paid in Qualified Capital Interests), times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal.

“Consolidated Income Tax Expense” means, with respect to any Person for any period, the provision for federal, state, local and foreign income taxes of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP paid or accrued during such period, including any penalties and interest related to such taxes or arising from any tax examinations, to the extent the same were deducted in computing Consolidated Net Income.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(i) the total interest expense of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation:

(a) any amortization of Debt discount;

(b) the net cost under any Hedging Obligation or Swap Contract in respect of interest rate protection (including any amortization of discounts);

(c) the interest portion of any deferred payment obligation;

(d) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptances, financing activities or similar activities; and

(e) all accrued interest;

(ii) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period determined on a consolidated basis in accordance with GAAP; and

(iii) all capitalized interest of such Person and its Restricted Subsidiaries for such period;

less interest income of such Person and its Restricted Subsidiaries for such period; provided, however, that Consolidated Interest Expense will exclude (I) the amortization or write off of Debt issuance costs and deferred financing fees, commissions, fees and expenses and (II) any expensing of interim loan commitment and other financing fees.

“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by:

(A) excluding, without duplication

(i) all extraordinary gains or losses (net of fees and expense relating to the transaction giving rise thereto), income, expenses or charges;

(ii) the portion of net income of such Person and its Restricted Subsidiaries allocable to minority interest in unconsolidated Persons or Investments in Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Restricted Subsidiaries; provided that for the avoidance of doubt, Consolidated Net Income shall be increased in amounts equal to the amounts of cash actually received;

(iii) gains or losses in respect of any Asset Sales by such Person or one of its Restricted Subsidiaries (net of fees and expenses relating to the transaction giving rise thereto), on an after-tax basis;

(iv) the net income (loss) from any disposed or discontinued operations or any net gains or losses on disposed or discontinued operations, on an after-tax basis;

(v) solely for purposes of determining the amount available for Restricted Payments under clause (c) of the first paragraph of “Certain Covenants —Limitation on Restricted Payments,” the net income of any Restricted Subsidiary (other than a Guarantor) or such Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders; provided that for the avoidance of doubt, Consolidated Net Income shall be increased in amounts equal to the amounts of cash actually received;

(vi) any gain or loss realized as a result of the cumulative effect of a change in accounting principles;

(vii) any fees and expenses paid in connection with the issuance of the Notes;

(viii) non-cash compensation expense incurred with any issuance of equity interests to an employee of such Person or any Restricted Subsidiary;

(ix) any net after-tax gains or losses attributable to the early extinguishment or conversion of Debt;

(x) any non-cash impairment charges or asset write-off or write-down resulting from the application of Accounting Standards Codification 350, Intangibles—Goodwill and Other, Accounting Standards Codification 360, Property, Plant, and Equipment, and Accounting Standards Codification 805, Business Combinations;

(xi) non-cash gains, losses, income and expenses resulting from fair value accounting required by Accounting Standards Codification 815, Derivatives and Hedging, or any related subsequent Statement of Financial Accounting Standards;

(xii) accruals and reserves that are established within 12 months after the closing of any acquisition that are so required to be established as a result of such acquisition in accordance with GAAP;

(xiii) any fees, expenses, charges or Integration Costs incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, disposition, Incurrence or repayment of Debt (including such fees, expenses or charges related to any Credit Facility), issuance of Capital Interests, refinancing transaction or amendment or modification of any Debt instrument, and including, in each case, any such transaction undertaken but not completed, and any charges or non-recurring merger or acquisition costs incurred during such period as a result of any such transaction, in each case whether or not successful;

(xiv) any net unrealized gain or loss (after any offset) resulting from currency translation gains or losses related to currency remeasurements of Debt (including any net gain or loss resulting from obligations under Hedging Obligations for currency exchange risk) and any foreign currency translation gains or losses;

(xv) any accruals and reserves that are established for expenses and losses, in respect of equity-based awards compensation expense (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall reduce Consolidated Net Income to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period);

(xvi) any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under the Indenture, to the extent actually reimbursed, or, so long as the Issuer has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days); and

(xvii) to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses with respect to liability or casualty events or business interruption; and

(B) including, without duplication, dividends and distributions from Joint Ventures actually received in cash by the Company.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization (including amortization of goodwill, other intangibles, deferred financing fees, Debt issuance costs, commissions, fees and expenses) and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any charge which requires an accrual of or a reserve for cash charges for any future period).

“Consolidated Total Leverage Ratio” means, with respect to any Person, the ratio of the aggregate amount of all Debt of such Person and its Restricted Subsidiaries at the end of the most recent fiscal period for which financial information in respect thereof is available immediately preceding the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Total Leverage Ratio to the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such Person for the Four Quarter Period preceding the Transaction Date. In addition to and without limitation of the foregoing, for purposes of this definition, this ratio shall be calculated after giving effect (i) to the cost of any compensation, remuneration or other benefit paid or provided to any employee, consultant, Affiliate or equity owner of the entity involved in any Asset Acquisition to the extent such costs are eliminated or reduced (or public announcement has been made of the intent to eliminate or reduce such costs) prior to the date of such calculation and not replaced; and (ii) on a pro forma basis for the period of such calculation, to any Asset Sales or other dispositions or Asset Acquisitions, investments, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) occurring during the Four Quarter Period or any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence or assumption of any such Acquired Debt), investment, merger, consolidation or disposed operation occurred on the first day of the Four Quarter Period. For purposes of this definition, pro forma calculations shall be made in accordance with Article 11 of Regulation S-X promulgated under the Securities Act.

If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Debt of a third Person, the above clause shall give effect to the incurrence of such Guaranteed Debt as if such Person or such Subsidiary had directly incurred or otherwise assumed such Guaranteed Debt.

“Credit Agreement” means the Company’s Credit Agreement, dated as of April 30, 2007, by and among the Company the guarantors named therein and Bank of America, N.A., as administrative agent, and the other agents and lenders named therein, together with all related notes, letters of credit, collateral documents, guarantees, and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended, modified, supplemented, restated, refinanced, refunded or replaced in whole or in part from time to time including by or pursuant to any agreement or instrument that extends the maturity of any Debt thereunder, or increases the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under clause (i) of the definition of the term “Permitted Debt”), or adds Subsidiaries of the Company as additional borrowers or guarantors thereunder, in each case with respect to such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, group of lenders, purchasers or Debt holders.

“Credit Facilities” means one or more credit facilities (including the Credit Agreement) with banks or other lenders providing for revolving loans or term loans or the issuance of letters of credit or bankers’ acceptances or the like.

“Debt ” means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, or non-recourse, the following: (i) all indebtedness of such Person for money borrowed or for the deferred purchase price of property, excluding any trade payables or other current liabilities incurred in the normal course of business; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all reimbursement obligations of such Person with respect to letters of credit (other than letters of credit that are secured by cash or Eligible Cash Equivalents), bankers’ acceptances or similar facilities (excluding obligations in respect of letters of credit or bankers’ acceptances issued in respect of trade payables) issued for the account of such Person; provided that such obligations shall not constitute Debt except to the extent drawn and not repaid within five business days; (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person; (v) all Capital Lease Obligations of such Person; (vi) the maximum fixed redemption or repurchase price of Redeemable Capital Interests in such Person at the time of determination; (vii) any Swap Contracts and Hedging Obligations of such Person at the time of determination; (viii) Attributable Debt with respect to any Sale and Leaseback Transaction to which such Person is a party; and (ix) all obligations of the types referred to in clauses (i) through (viii) of this definition of another Person, the payment of which, in either case, (A) such Person has Guaranteed or (B) is secured by (or the holder of such Debt or the recipient of such dividends or other distributions has an existing right, whether contingent or otherwise, to be secured by) any Lien upon the property or other assets of such Person, even though such Person has not assumed or become liable for the payment of such Debt. For purposes of the foregoing: (a) the maximum fixed repurchase price of any Redeemable Capital Interests that do not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Interests as if such Redeemable Capital Interests were repurchased on any date on which Debt shall be required to be determined pursuant to the Indenture; provided, however, that, if such Redeemable Capital Interests are not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Capital Interests; (b) the amount outstanding at any time of any Debt issued with original issue discount is the principal amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP, but such Debt shall be deemed Incurred only as of the date of original issuance thereof; (c) the amount of any Debt described in clause (vii) is the net amount payable (after giving effect to permitted set off) if such Swap Contracts or Hedging Obligations are terminated at that time due to default of such Person; (d) the amount of any Debt described in clause (ix)(A) above shall be the maximum liability under any such Guarantee; (e) the amount of any Debt described in clause (ix)(B) above shall be the lesser of (I) the maximum amount of the obligations so secured and (II) the Fair Market Value of such property or other assets; and (f) interest, fees, premium, and expenses and additional payments, if any, will not constitute Debt.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Debt” will exclude (x) customary indemnification obligations and (y) post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment is otherwise contingent; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and finally determined, the amount is paid within 60 days thereafter.

The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, only upon the occurrence of the contingency giving rise to the obligations, of any contingent obligations at such date; provided, however, that in the case of Debt sold at a discount, the amount of such Debt at any time will be the accreted value thereof at such time.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary that is formed or otherwise incorporated in the United States or a State thereof or the District of Columbia.

“Eligible Bank” means a bank or trust company (i) that is organized and existing under the laws of the United States of America or Canada, or any state, territory, province or possession thereof, (ii) that, as of the time of the making or acquisition of an Investment in such bank or trust company, has combined capital and surplus in excess of $500 million and (iii) the senior Debt of which is rated at least “A-2” by Moody’s or at least “A” by Standard & Poor’s.

“Eligible Cash Equivalents” means any of the following Investments: (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) maturing not more than one year after the date of acquisition; (ii) time deposits in and certificates of deposit of any Eligible Bank, provided that such Investments have a maturity date not more than two years after date of acquisition and that the Average Life of all such Investments is one year or less from the respective dates of acquisition; (iii) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (i) above entered into with any Eligible Bank; (iv) direct obligations issued by any state of the United States or any political subdivision or public instrumentality thereof, provided that such Investments mature, or are subject to tender at the option of the holder thereof, within 365 days after the date of acquisition and, at the time of acquisition, have a rating of at least A from Standard & Poor’s or A-2 from Moody’s (or an equivalent rating by any other nationally recognized rating agency); (v) commercial paper of any Person other than an Affiliate of the Company and other than structured investment vehicles, provided that such Investments have one of the two highest ratings obtainable from either Standard & Poor’s or Moody’s and mature within 180 days after the date of acquisition; (vi) overnight and demand deposits in and bankers’ acceptances of any Eligible Bank and demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation against the Bank Insurance Fund; (vii) money market funds substantially all of the assets of which comprise Investments of the types described in clauses (i) through (vi); and (viii) instruments equivalent to those referred to in clauses (i) through (vi) above or funds equivalent to those referred to in clause (vii) above denominated in Euros or any other foreign currency comparable in credit quality and tender to those referred to in such clauses and customarily used by corporations for cash management purposes in jurisdictions outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction, all as determined in good faith by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expiration Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Fair Market Value” means, with respect to the consideration received or paid in any transaction or series of transactions, the fair market value thereof as determined in good faith by the Company. In the case of a transaction between the Company or a Restricted Subsidiary, on the one hand, and a Receivable Subsidiary, on the other hand, if the Board of Directors determines in its sole discretion that such determination is appropriate, a determination as to Fair Market Value may be made at the commencement of the transaction and be applicable to all dealings between the Receivable Subsidiary and the Company or such Restricted Subsidiary during the course of such transaction.

“Four Quarter Period” has the meaning set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”

“GAAP ” means generally accepted accounting principles in the United States, consistently applied, as set forth in the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification and the rules and interpretations of the Commission under the authority of the federal securities laws, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date irrespective of any subsequent change in such Accounting Standards Codification or other statements or any subsequent adoption of International Financial Reporting Standards.

“Guarantee ” means, as applied to any Debt of another Person, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the normal course of business), direct or indirect, in any manner, of any part or all of such Debt, (ii) any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the Debt of any other Person in any manner and (iii) an agreement of a Person, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment (or payment of damages in the event of non-payment) of all or any part of such Debt of another Person (and “Guaranteed” and “Guaranteeing” shall have meanings that correspond to the foregoing).

“Guarantor” means any Person that executes a Note Guarantee in accordance with the provisions of the Indenture and their respective successors and assigns.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any interest rate agreement, currency agreement or commodity agreement, excluding commodity agreements relating to raw materials used in the ordinary course of the Company’s business.

“Holder” means a Person in whose name a Note is registered in the security register. In connection with Notes issued in global book-entry form, DTC shall be treated for all purposes as the only registered holder of such Notes.

“ Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person; provided, however, that a change in GAAP or an interpretation thereunder that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt. Debt otherwise Incurred by a Person before it becomes a Subsidiary of the Company shall be deemed to be Incurred at the time at which such Person becomes a Subsidiary of the Company. “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings that correspond to the foregoing. A Guarantee by the Company or a Restricted Subsidiary of Debt Incurred by the Company or a Restricted Subsidiary, as applicable, shall not be a separate Incurrence of Debt. In addition, the following shall not be deemed a separate Incurrence of Debt:

(1) amortization of debt discount or accretion of principal with respect to a non-interest bearing or other discount security;

(2) the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Capital Interests in the form of additional Capital Interests of the same class and with the same terms;

(3) the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or making of a mandatory Offer to Purchase such Debt; and

(4) unrealized losses or charges in respect of Hedging Obligations.

“Initial Purchasers” means Banc of America Securities LLC, J.P. Morgan Securities Inc., BB&T Capital Markets, a division of Scott & Stringfellow, LLC, PNC Capital Markets LLC and Cowen and Company, LLC, as applicable, and such other initial purchasers party to any purchase agreement entered into in connection with the offer and sale of any Additional Note.

“Integration Costs” means, with respect to any acquisition, all costs relating to the acquisition and integration of the acquired business or operations into the Company, including labor costs, legal fees, consulting fees, travel costs and any other expenses relating to the integration process.

“Investment ” by any Person means any direct or indirect loan, advance (or other extension of credit) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including, without limitation, the following: (i) the purchase or acquisition of any Capital Interest or other evidence of beneficial ownership in another Person; (ii) the purchase, acquisition or Guarantee of the Debt of another Person; and (iii) the purchase or acquisition of the business or assets of another Person substantially as an entirety but shall exclude: (a) accounts receivable and other extensions of trade credit in accordance with the Company’s customary practices; (b) the acquisition of property and assets from suppliers and other vendors in the normal course of business; and (c) prepaid expenses and workers’ compensation, utility, lease and similar deposits, in the normal course of business.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Issue Date” means April 13, 2010.

“Lien ” means, with respect to any property or other asset, any mortgage, deed of trust, deed to secure Debt, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or other asset (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, association, partnership or any other entity which, in each case, is not a Subsidiary of the Company or any of its Restricted Subsidiaries but in which the Company or a Restricted Subsidiary has a direct or indirect equity or similar interest.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Non-Recourse Receivable Subsidiary Indebtedness” has the meaning set forth in the definition of “Receivable Subsidiary.”

“obligations ” means any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Debt.

“Offer” has the meaning set forth in the definition of “Offer to Purchase.”

“Offer to Purchase” means a written offer (the “Offer”) sent by the Company, in the case of global book-entry Notes, through the facilities of DTC, and, in the case of certificated Notes, by first class mail, postage prepaid, to each Holder at his address appearing in the security register on the date of the Offer, offering to purchase up to the aggregate principal amount of Notes set forth in such Offer at the purchase price set forth in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the “Expiration Date”) which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of mailing of such Offer and a settlement date (the “Purchase Date”) for purchase of Notes within five business days after the Expiration Date. The Company shall notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee), in the case of global book-entry Notes, through the facilities of the DTC, and, in the case of certificated Notes, prior to the mailing of the Offer of the Company’s obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

(1) the Section of the Indenture pursuant to which the Offer to Purchase is being made;

(2) the Expiration Date and the Purchase Date;

(3) the aggregate principal amount of the outstanding Notes offered to be purchased pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to Indenture covenants requiring the Offer to Purchase) (the “Purchase Amount”);

(4) the purchase price to be paid by the Company for each $2,000 principal amount of Notes (and integral multiples of $1,000 in excess thereof) accepted for payment (as specified pursuant to the Indenture) (the “Purchase Price”);

(5) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in a minimum amount of $2,000 principal amount (and integral multiples of $1,000 in excess thereof);

(6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase, if applicable;

(7) that, unless the Company defaults in making such purchase, any Note accepted for purchase pursuant to the Offer to Purchase will cease to accrue interest on and after the Purchase Date, but that any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue interest at the same rate;

(8) that, on the Purchase Date, the Purchase Price will become due and payable upon each Note accepted for payment pursuant to the Offer to Purchase;

(9) that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note or cause such Note to be surrendered at the place or places set forth in the Offer prior to the close of business on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

(10) that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its paying agent) receives, not later than the close of business on the Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of the Notes the Holder tendered, the certificate numbers of the Notes the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

(11) that (a) if Notes having an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes having an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof shall be purchased); and

(12) if applicable, that, in the case of any Holder whose Note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in the aggregate principal amount equal to and in exchange for the unpurchased portion of the aggregate principal amount of the Notes so tendered.

“Officers’ Certificate” means a certificate signed by two officers of the Company or a Guarantor, as applicable, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company or such Guarantor, as applicable.

“Pedersen” means George J. Pedersen, during his life as long as he is legally competent, and thereafter Marilyn Pedersen during her life as long as she is legally competent.

“Pedersen Entity” shall mean any entity in which Pedersen owns and holds at least fifty-one percent (51%) of the Voting Interests (and thus effective control).

“Permitted Debt” means:

(i) Debt Incurred pursuant to any Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed an amount equal to the greater of (x) $350 million and (y) 3.0 times the aggregate amount of Consolidated Cash Flow Available for Fixed Charges for the Four Quarter Period immediately preceding the date of the Incurrence;

(ii) Debt under the Notes issued on the Issue Date (and any Exchange Notes pursuant to the Registration Rights Agreement) and contribution, indemnification and reimbursement obligations (including without limitation those to the Trustee) owed by the Company or any Guarantor to any of the other of them in respect of amounts paid or payable on such Notes;

(iii) Guarantees of the Notes (and any Exchange Notes pursuant to the Registration Rights Agreement);

(iv) Debt of the Company or any Restricted Subsidiary outstanding on the Issue Date (other than clauses (i), (ii) or (iii) above);

(v) Debt owed to and held by the Company or a Restricted Subsidiary;

(vi) Guarantees Incurred by the Company of Debt of a Restricted Subsidiary otherwise permitted to be incurred under the Indenture;

(vii) Guarantees by any Restricted Subsidiary of Debt of the Company or any Restricted Subsidiary, including Guarantees by any Restricted Subsidiary of Debt under the Credit Agreement, provided that (a) such Debt is Permitted Debt or is otherwise Incurred in accordance with the “Limitation on Incurrence of Debt” covenant and (b) such Guarantees are subordinated to the Notes to the same extent as the Debt being guaranteed;

(viii) Debt incurred in respect of workers’ compensation claims and self-insurance obligations, and, for the avoidance of doubt, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, letters of credit for operating purposes and completion guarantees provided or incurred (including Guarantees thereof) by the Company or a Restricted Subsidiary in the ordinary course of business;

(ix) Debt under Swap Contracts and Hedging Obligations;

(x) Debt owed by the Company to any Restricted Subsidiary, provided that if for any reason such Debt ceases to be held by the Company or a Restricted Subsidiary, as applicable, such Debt shall cease to be Permitted Debt and shall be deemed Incurred as Debt of the Company for purposes of the Indenture;

(xi) Debt of the Company or any Restricted Subsidiary pursuant to Capital Lease Obligations and Purchase Money Debt, provided that the aggregate principal amount of such Debt outstanding at any time may not exceed $25 million in the aggregate;

(xii) Debt arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Interests of a Restricted Subsidiary otherwise permitted under the Indenture;

(xiii) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of Preferred Interests; provided, however, that:

(a) any subsequent issuance or transfer of Capital Interests that results in any such Preferred Interests being held by a Person other than the Company or a Restricted Subsidiary; and

(b) any sale or other transfer of any such Preferred Interests to a Person that is not either the Company or a Restricted Subsidiary;

shall be deemed, in each case, to constitute an issuance of such Preferred Interests by such Restricted Subsidiary that was not permitted by this clause (xiii);

(xiv) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Debt is extinguished within five business days of Incurrence;

(xv) Debt of the Company or any Restricted Subsidiary not otherwise permitted pursuant to this definition, in an aggregate principal amount not to exceed $50 million at any time outstanding;

(xvi) Purchase Money Notes Incurred by any Receivable Subsidiary that is a Restricted Subsidiary in a Qualified Receivables Transaction and Non-Recourse Receivable Subsidiary Indebtedness; and

(xvii) Refinancing Debt.

Notwithstanding anything herein to the contrary, Debt permitted under clauses (i), (ii), (xi) and (xv) of this definition of “Permitted Debt” shall not constitute “Refinancing Debt” under clause (xvii) of this definition of “Permitted Debt.”

“Permitted Investments” means:

(a) Investments in existence on the Issue Date;

(b) Investments required pursuant to any agreement or obligation of the Company or a Restricted Subsidiary, in effect on the Issue Date, to make such Investments;

(c) Investments in cash and Eligible Cash Equivalents;

(d) Investments in property and other assets, owned or used by the Company or any Restricted Subsidiary in the normal course of business;

(e) Investments by the Company or any of its Restricted Subsidiaries in the Company or any Restricted Subsidiary;

(f) Investments by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated or wound-up into, the Company or a Restricted Subsidiary;

(g) Swap Contracts and Hedging Obligations;

(h) receivables owing to the Company or any of its subsidiaries and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(i) Investments received in settlement of obligations owed to the Company or any Restricted Subsidiary and as a result of bankruptcy or insolvency proceedings or upon the foreclosure or enforcement of any Lien in favor of the Company or any Restricted Subsidiary;

(j) Investments by the Company or any Restricted Subsidiary not otherwise permitted under this definition, in an aggregate amount not to exceed $50 million at any one time outstanding;

(k) loans and advances (including for travel and relocation) to employees in an amount not to exceed $4 million in the aggregate at any one time outstanding;

(l) Investments the payment for which consists solely of Capital Interests of the Company;

(m) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business and consistent with past practice;

(n) guarantees by the Company or any Restricted Subsidiary of Debt of the Company or a Restricted Subsidiary (other than a Receivables Subsidiary) of Debt otherwise permitted by the covenant described under “—Certain Covenants—Limitation on Incurrence of Debt”;

(o) any Investment by the Company or any Restricted Subsidiary in a Receivable Subsidiary or any Investment by a Receivable Subsidiary in any other Person in connection with a Qualified Receivables Transaction, so long as any Investment in a Receivable Subsidiary is in the form of a Purchase Money Note or an Investment in Capital Interests; and

(p) Investments in Joint Ventures.

“Permitted Liens” means:

(a) Liens existing on the Issue Date;

(b) Liens that secure Credit Facilities incurred pursuant to clause (i) of the definition of “Permitted Debt” (and any related Hedging Obligations and Swap Contracts permitted under the agreement related thereto);

(c) any Lien for taxes or assessments or other governmental charges or levies not then due and payable (or which, if due and payable, are being contested in good faith and for which adequate reserves are being maintained, to the extent required by GAAP);

(d) any warehousemen’s, materialmen’s, landlord’s or other similar Liens arising by law for sums not then due and payable (or which, if due and payable, are being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP);

(e) survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other similar restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not individually or in the aggregate materially adversely affect the value of the Company or materially impair the operation of the business of such Person;

(f) pledges or deposits (i) in connection with workers’ compensation, unemployment insurance and other types of statutory obligations or the requirements of any official body; (ii) to secure the performance of tenders, bids, surety or performance bonds, leases, purchase, construction, sales or servicing contracts (including utility contracts) and other similar obligations Incurred in the normal course of business consistent with industry practice; (iii) to obtain or secure obligations with respect to letters of credit, Guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (i) and (ii) above, in each case not Incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or services or imposed by ERISA or the Code in connection with a “plan” (as defined in ERISA); or (iv) arising in connection with any attachment unless such Liens shall not be satisfied or discharged or stayed pending appeal within 60 days after the entry thereof or the expiration of any such stay;

(g) Liens on property or assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Company or a Restricted Subsidiary, or becomes a Restricted Subsidiary (and not created or Incurred in anticipation of such transaction), provided that such Liens are not extended to the property and assets of the Company and its Restricted Subsidiaries other than the property or assets acquired;

(h) Liens securing Debt of a Restricted Subsidiary owed to and held by the Company or a Restricted Subsidiary thereof;

(i) for the avoidance of doubt, other Liens (not securing Debt) incidental to the conduct of the business of the Company or any of its Restricted Subsidiaries, as the case may be, or the ownership of their assets which do not individually or in the aggregate materially adversely affect the value of the Company or materially impair the operation of the business of the Company or its Restricted Subsidiaries;

(j) Liens to secure any permitted extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Debt secured by Liens referred to in clauses (a), (b), (g), (q) and (w) hereof; provided that such Liens do not extend to any other property or assets and the principal amount of the obligations secured by such Liens is not increased;

(k) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods incurred in the ordinary course of business;

(l) licenses of intellectual property granted in the ordinary course of business;

(m) Liens to secure Capital Lease Obligations and Purchase Money Debt permitted to be incurred pursuant to clause (xi) of the definition of “Permitted Debt”; provided that such Liens do not extend to or cover any assets other than such assets acquired or constructed after the Issue Date with the proceeds of such Capital Lease Obligation or Purchase Money Debt;

(n) Liens in favor of the Company or any Guarantor;

(o) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligation in respect of banker’s acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

(p) Liens securing Debt Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; provided, however, that the Lien may not extend to any property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto and any proceeds thereof), and the Debt (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(q) Liens on property or shares of Capital Interests of another Person at the time such other Person becomes a Subsidiary of such Person (including Liens that secure Debt of such Subsidiary); provided, however, that (i) the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto) and (ii) such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Restricted Subsidiary;

(r) Liens (i) that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the issuance of Debt, (B) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the ordinary course of business of the Company and or any of its Restricted Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business and (ii) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (Y) encumbering reasonable customary initial deposits and margin deposits and attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business, and (Z) in favor of banking institutions arising as a matter of law or pursuant to customary account agreements encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(s) Liens securing judgments for the payment of money not constituting an Event of Default under clause (6) under the caption “Events of Default” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(t) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiaries and do not secure any Debt;

(u) any interest of title of an owner of equipment or inventory on loan or consignment to the Company or any of its Restricted Subsidiaries and Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(v) deposits in the ordinary course of business to secure liability to insurance carriers;

(w) Liens securing the Notes and the Note Guarantees;

(x) Liens on the Capital Interests of a Receivables Subsidiary and accounts receivable and related assets described in the definition of Qualified Receivables Transaction, in each case, incurred in connection with a Qualified Receivables Transaction;

(y) Liens securing Hedging Obligations and Swap Contracts so long as any related Debt is permitted to be Incurred under the Indenture;

(z) options, put and call arrangements, rights of first refusal and similar rights relating to Investments in Joint Ventures, partnerships and the like permitted to be made under the Indenture;

(aa) Liens pursuant to the terms and conditions of any contracts between the Company or any Restricted Subsidiary and the U.S. government; and

(bb) Liens not otherwise permitted under the Indenture in an aggregate amount not to exceed $200 million.

“Person” means any individual, corporation, limited liability company, partnership, Joint Venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Interests,” as applied to the Capital Interests in any Person, means Capital Interests in such Person of any class or classes (however designated) that rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Common Interests in such Person.

“Purchase Amount” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Date” has the meaning set forth in the definition of “Offer to Purchase.”

“Purchase Money Debt” means Debt

(i) Incurred to finance the purchase or construction (including additions and improvements thereto) of any assets (other than Capital Interests) of such Person or any Restricted Subsidiary; and

(ii) that is secured by a Lien on such assets where the lender’s sole security is to the assets so purchased or constructed; and in either case that does not exceed 100% of the cost and to the extent the purchase or construction prices for such assets are or should be included in “addition to property, plant or equipment” in accordance with GAAP.

“Purchase Money Note” means a promissory note of a Receivable Subsidiary to the Company or any Restricted Subsidiary, which note must be repaid from cash available to the Receivable Subsidiary, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables. The repayment of a Purchase Money Note may be subordinated to the repayment of other liabilities of the Receivable Subsidiary on terms determined in good faith by the Company to be substantially consistent with market practice in connection with Qualified Receivables Transactions.

“Purchase Price” has the meaning set forth in the definition of “Offer to Purchase.”

“Qualified Capital Interests” in any Person means a class of Capital Interests other than Redeemable Capital Interests.

“Qualified Equity Offering” means (i) an underwritten public equity offering of Qualified Capital Interests pursuant to an effective registration statement under the Securities Act yielding gross proceeds to either of the Company, or any direct or indirect parent company of the Company, of at least $25 million or (ii) a private equity offering of Qualified Capital Interests of the Company, or any direct or indirect parent company of the Company other than (x) any such public or private sale to an entity that is an Affiliate of the Company and (y) any public offerings registered on Form S-8; provided that, in the case of an offering or sale by a direct or indirect parent company of the Company, such parent company contributes to the capital of the Company the portion of the net cash proceeds of such offering or sale necessary to pay the aggregate Redemption Price (plus accrued interest to the redemption date) of the Notes to be redeemed pursuant to the provisions described under the third paragraph of “—Optional Redemption.”

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or such Restricted Subsidiary transfers to (a) a Receivable Subsidiary (in the case of a transfer by the Company or any of its Restricted Subsidiaries) or (b) any other Person (in the case of a transfer by a Receivable Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with an accounts receivable financing transaction; provided such transaction is on market terms as determined in good faith by the Company at the time the Company or such Restricted Subsidiary enters into such transaction.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Notes for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as defined in Section 3 of the Exchange Act selected by the Company or any parent of the Company as a replacement agency for Moody’s or S&P, as the case may be.

“Receivable Subsidiary” means a Subsidiary of the Company:

(1) that is formed solely for the purpose of, and that engages in no activities other than activities in connection with, financing accounts receivable of the Company and/or its Restricted Subsidiaries;

(2) that is designated by the Board of Directors as a Receivable Subsidiary pursuant to an Officers’ Certificate that is delivered to the Trustee;

(3) that is either (a) a Restricted Subsidiary or (b) an Unrestricted Subsidiary designated in accordance with the covenant described under “—Certain Covenants—Limitation on Creation of Unrestricted Subsidiaries”;

(4) no portion of the Debt or any other obligation (contingent or otherwise) of which (a) is at any time Guaranteed by the Company or any Restricted Subsidiary (excluding Guarantees of obligations (other than any Guarantee of Debt) pursuant to Standard Securitization Undertakings), (b) is at any time recourse to or obligates the Company or any Restricted Subsidiary in any way, other than pursuant to Standard Securitization Undertakings or (c) subjects any asset of the Company or any other Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings (such Debt, “Non-Recourse Receivable Subsidiary Indebtedness”);

(5) with which neither the Company nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than (a) contracts, agreements, arrangements and understandings entered into in the ordinary course of business on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company in connection with a Qualified Receivables Transaction as determined in good faith by the Board of Directors of the Company, (b) fees payable in the ordinary course of business in connection with servicing accounts receivable in connection with such a Qualified Receivables Transaction as determined in good faith by the Board of Directors of the Company and (c) any Purchase Money Note issued by such Receivable Subsidiary to the Company or a Restricted Subsidiary; and

(6) with respect to which neither the Company nor any other Restricted Subsidiary has any obligation (a) to subscribe for additional shares of Capital Interests therein or make any additional capital contribution or similar payment or transfer thereto except in connection with a Qualified Receivables Transaction or (b) to maintain or preserve the solvency or any balance sheet term, financial condition, level of income or results of operations thereof.

“Redeemable Capital Interests” in any Person means any equity security of such Person that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including the passage of time or the happening of an event), is required to be redeemed, is redeemable at the option of the holder thereof in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable for Debt of such Person at the option of the holder thereof, in whole or in part, at any time prior to the Stated Maturity of the Notes; provided that only the portion of such equity security which is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Redeemable Capital Interests. Notwithstanding the preceding sentence, any equity security that would constitute Redeemable Capital Interests solely because the holders of the equity security have the right to require the Company to repurchase such equity security upon the occurrence of a change of control or an asset sale will not constitute Redeemable Capital Interests if the terms of such equity security provide that the Company may not repurchase or redeem any such equity security pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Certain Covenants —Limitation on Restricted Payments.” The amount of Redeemable Capital Interests deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Capital Interests or portion thereof, exclusive of accrued dividends.

“Redemption Price” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to the Indenture.

“Refinancing Debt” means Debt that refunds, refinances, renews, replaces or extends any Debt permitted to be Incurred by the Company or any Restricted Subsidiary pursuant to the terms of the Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that

(i) the Refinancing Debt is subordinated to the Notes to at least the same extent as the Debt being refunded, refinanced or extended, if such Debt was subordinated to the Notes,

(ii) the Refinancing Debt is scheduled to mature either (a) no earlier than the Debt being refunded, refinanced or extended or (b) at least 91 days after the maturity date of the Notes,

(iii) the Refinancing Debt has an Average Life at the time such Refinancing Debt is Incurred that is equal to or greater than the Average Life of the Debt being refunded, refinanced, renewed, replaced or extended,

(iv) such Refinancing Debt is in an aggregate principal amount that is less than or equal to the sum of (a) the aggregate principal or accreted amount (in the case of any Debt issued with original issue discount, as such) then outstanding under the Debt being refunded, refinanced, renewed, replaced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Debt being refunded, refinanced, renewed, replaced or extended and (c) the amount of reasonable and customary fees, expenses and costs related to the Incurrence of such Refinancing Debt, and

(v) such Refinancing Debt is Incurred by the same Person (or its successor) that initially Incurred the Debt being refunded, refinanced, renewed, replaced or extended, except that the Company may Incur Refinancing Debt to refund, refinance, renew, replace or extend Debt of any Restricted Subsidiary of the Company.

“Registration Rights Agreement” means the Registration Rights Agreement, to be dated as of the Issue Date, among the Company, the Guarantors and the Initial Purchasers and any similar agreement entered into in connection with any Additional Notes.

“Restricted Payment” is defined to mean any of the following:

(a) any dividend or other distribution declared and paid on the Capital Interests in the Company or on the Capital Interests in any Restricted Subsidiary of the Company that are held by, or declared and paid to, any Person other than the Company or a Restricted Subsidiary of the Company (other than

(i) dividends, distributions or payments made solely in Qualified Capital Interests in the Company, and

(ii) dividends or distributions payable to the Company or a Restricted Subsidiary of the Company or to other holders of Capital Interests of a Restricted Subsidiary on a pro rata basis);

(b) any payment made by the Company or any of its Restricted Subsidiaries to purchase, redeem, acquire or retire any Capital Interests in the Company (including the conversion into, or exchange for, Debt, of any Capital Interests) other than any such Capital Interests owned by the Company or any Restricted Subsidiary (other than a payment made solely in Qualified Capital Interests in the Company);

(c) any payment made by the Company or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Capital Interests in the Company) to redeem, repurchase, defease (including an in substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Debt of the Company or any Guarantor that is subordinate in right of payment to the Notes or Note Guarantees (excluding any Debt owed to the Company or any Restricted Subsidiary); except payments of principal and interest in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, within one year of the due date thereof;

(d) any Investment by the Company or a Restricted Subsidiary in any Person, other than a Permitted Investment; and

(e) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary.

“Restricted Subsidiary” means any Subsidiary that has not been designated as an “Unrestricted Subsidiary” in accordance with the Indenture.

“Sale and Leaseback Transaction” means any direct or indirect arrangement pursuant to which property is sold or transferred by the Company or a Restricted Subsidiary and is thereafter leased back as a capital lease by the Company or a Restricted Subsidiary.

“Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X promulgated under the Securities Act, but shall not include any Unrestricted Subsidiary.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary which are reasonably customary in an accounts receivable securitization transaction as determined in good faith by the Company, including Guarantees by the Company or any Restricted Subsidiary of any of the foregoing obligations of the Company or a Restricted Subsidiary.

“Stated Maturity,” when used with respect to (i) any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable and (ii) any other Debt or any installment of interest thereon, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or such installment of interest is due and payable.

“Subsidiary ” means, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Interests therein is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing, whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Transactions” means (i) the offering of the Notes and the use of proceeds therefrom and (ii) the payment of all fees and expenses related thereto, and the transactions related thereto.

“Treasury Rate” means with respect to the Notes, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to April 15, 2014; provided, however, that if the period from such redemption date to April 15, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Voting Interests” means, with respect to any Person, securities of any class or classes of Capital Interests in such Person, taking into account the voting power of such securities, entitling the holders thereof generally to vote on the election of members of the Board of Directors or comparable body of such Person.

BOOK ENTRY, DELIVERY AND FORM

We will issue the exchange notes in fully registered form without interest coupons. Except as set forth below, the exchange notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. We initially issued the private notes, and will initially issue the exchange notes, in the form of one or more global notes (“Global Notes”). The Global Notes will be deposited upon issuance with the trustee, as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

The Global Notes

We expect that, pursuant to procedures established by DTC, (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary (“participants”) and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Such accounts initially will be designated by or on behalf of the initial purchaser and ownership of beneficial interests in the Global Notes will be limited to participants or persons who hold interests through participants. Holders may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations that are participants in such system.

So long as DTC or its nominee is the registered owner or holder of the notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Notes for all purposes under the indenture. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC’s procedures, in addition to those provided for under the indenture with respect to the notes.

Payments of the principal of, and premium (if any) and interest (including additional interest, if any) on, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the issuer, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

We expect that DTC or its nominee, upon receipt of any payment of principal of, and premium (if any) and interest (including additional interest, if any) on the Global Notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way through DTC’s same-day funds system in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a Certificated Security, such holder must transfer its interest in a Global Note, in accordance with the normal procedures of DTC and with the procedures set forth in the Indenture.

DTC has advised us that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the indenture, DTC will exchange the Global Notes for Certificated Securities, which it will distribute to its participants and which will be legended as set forth under the heading “Notice to Investors.”

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York banking law, a “banking organization” within the meaning of the New York banking law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a

“clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for issues of U.S. and non-U.S. equity, corporate and municipal debt issues that participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is also available to indirect participants such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. None of us, the trustee or any paying agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Securities

A Global Note is exchangeable for certificated notes in fully registered form without interest coupons (“Certificated Securities”) only in the following limited circumstances:

•	DTC notifies us that it is unwilling or unable to continue as depositary for the Global Note and we fail to appoint a successor depositary within 90 days of such notice, or

•	there shall have occurred and be continuing an event of default with respect to the Notes under the indenture and DTC shall have requested the issuance of Certificated Securities.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer the notes will be limited to such extent.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to the exchange of private notes for exchange notes in the exchange offer. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), original and proposed Treasury Regulations, revenue rulings, administrative interpretations and judicial decisions now in effect, all of which are subject to change possibly with retroactive effect. Except as specifically set forth herein, this summary deals only with notes held as capital assets within the meaning of Section 1221 of the Code. This summary does not purport to address all U.S. federal income tax considerations that may be relevant to holders in light of their particular circumstances or to holders subject to special tax rules, such as financial institutions, insurance companies, partnerships and other pass through entities (and investors in such entities), regulated investment companies, tax-exempt investors, dealers in securities and currencies, U.S. expatriates, holders subject to the U.S. federal alternative minimum tax, persons holding notes as a position in a “straddle,” “hedge,” “conversion transaction,” or other integrated transaction for tax purposes, or holders whose functional currency is not the U.S. dollar.

We have not sought and we do not expect to seek any ruling from the Internal Revenue Service (the “IRS”) or an opinion of counsel with respect to the statements made and the conclusions reached in the following summary. As such, there can be no assurance that the IRS will agree with such statements and conclusions. Thus, all persons that exchange private notes for exchange notes in the exchange offer are urged to consult their own tax advisors with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

Because the exchange notes should not be considered to differ materially in kind or extent from the private notes, the exchange of the private notes for the exchange notes in the exchange offer should not constitute a taxable event or exchange for U.S. federal income tax purposes, and thus should have no U.S. federal income tax consequences to holders of private notes. Each exchange note received pursuant to the exchange offer should instead be treated as a continuation of the private note for which it is exchanged. As such, there should be no change in a holder’s adjusted tax basis in the exchange notes, and the holder’s holding period in the exchange notes should be the same as that applicable to the private notes. In addition, the U.S. federal income tax consequences of holding and disposing of the exchange notes should be the same as those applicable to the private notes.

The preceding discussion of the material U.S. federal income tax considerations is not tax advice. Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state, local and foreign tax consequences of exchanging private notes for, holding and disposing of exchange notes, including the consequences of any proposed change in applicable laws.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Broker-dealers may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resale of exchange notes received in exchange for private notes where the broker-dealer acquired the private notes as a result of market-making activities or other trading activities. We have agreed to provide sufficient copies of the latest version of this prospectus to broker-dealers promptly upon request at any time during the 180-day period following the date that this registration statement is declared effective by the SEC (or such earlier period ending on the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities) in order to facilitate such resales.

We will not receive any proceeds from any sale of exchange notes by broker-dealers or any other persons. Broker-dealers may sell exchange notes received by broker-dealers for their own account pursuant to the exchange offer from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Broker-dealers may resell exchange notes directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of the exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal for use in connection with any such resale will state that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to our performance of, or compliance with, the registration rights agreement and will indemnify the holders of the notes (including any broker-dealers) against liabilities under the Securities Act.

By its acceptance of the exchange offer, any broker-dealer that receives exchange notes pursuant to the exchange offer agrees to notify us before using the prospectus in connection with the sale or transfer of exchange notes. The broker-dealer further acknowledges and agrees that, upon receipt of notice from us of the happening of any event which makes any statement in the prospectus untrue in any material respect or which requires the making of any changes in the prospectus to make the statements in the prospectus not misleading or which may impose upon us disclosure obligations that my have a material adverse effect on us, which notice we agree to deliver promptly to the broker-dealer, the broker-dealer will suspend use of the prospectus until we have notified the broker-dealer that delivery of the prospectus may resume and have furnished copies of any amendment or supplement to the prospectus to the broker-dealer.

LEGAL MATTERS

Morrison & Foerster LLP will opine that the exchange notes and the related guarantees are valid and binding obligations of the registrants.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and the effectiveness of ManTech’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Sensor Technologies Inc. as of December 31, 2009, and for the year ended December 31, 2009, incorporated by reference into this prospectus have been so included in reliance on the report of Amper, Politziner & Mattia, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the Commission in accordance with the Securities Exchange Act of 1934. You may read and copy this information at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

You can also obtain copies of such material from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549 at prescribed rates. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with it, like ManTech. The SEC’s website can be accessed at http://www.sec.gov.

Our Class A Common Stock is traded on The Nasdaq Stock Market’s Global Select Market under the symbol “MANT.” Our reports, proxy and information statements and other information can also be inspected at the office of The Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006-1506.

INCORPORATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

•	Our Annual Report on Form 10-K filed with the SEC on February 26, 2010 for the fiscal year ended December 31, 2009;

•	Our Quarterly Report on Form 10-Q filed with the SEC on April 30, 2010 for the fiscal quarter ended March 31, 2010; and

•

Our Current Reports on Form 8-K (i) filed with the SEC on April 1, 2010 (dated April 1, 2010); (ii) filed with the SEC on April 8, 2010 (dated April 8, 2010); (iii) filed with the SEC on April 13, 2010 (dated April 8, 2010); (iv) filed with the SEC on May 13, 2010 (dated May 13, 2010) and (v) filed with the SEC on July 7, 2010 (dated July 7, 2010)

All documents that we file with the SEC after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. All documents that we file with the SEC from the date of this prospectus and prior to the termination of the exchange offer under this prospectus shall also be deemed to be incorporated in this prospectus by reference. Unless otherwise expressly indicated, we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

You may obtain copies of these documents from us without charge (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents) by writing to us at ManTech International Corporation, 12015 Lee Jackson Highway, Fairfax, VA 22033, or calling us at (703) 218-6000.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Officers and Directors

The Company is a Delaware corporation. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the “DGCL”), enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification and advancement of expenses provided for, by, or granted pursuant to Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

The Company has the power to indemnify its directors, officers and other persons against liability for certain acts pursuant to Section 145 of the DGCL and pursuant to Article VIII of our Bylaws.

In addition, the Company maintains a standard form of directors’ and officers’ liability insurance policy. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

Item 21.	Exhibits and Financial Statement Schedules.

A list of exhibits filed with this registration statement on Form S-4 is set forth on the Exhibit Index and is incorporated in this Item 21 by reference.

Item 22.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that

(A) paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B) paragraphs (a)(l)(i), (a)(1)(ii) and (a)(l)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into this prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, State of Virginia, on July 7, 2010.

MANTECH INTERNATIONAL CORPORATION

By	/s/ GEORGE J. PEDERSEN
George J. Pedersen Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer) Date: July 7, 2010

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint George J. Pedersen and Michael R. Putnam, each to be his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including without limitation any post-effective amendments thereto and any registration statement pursuant to Rule 462(b)), and to file each of the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Name and Signature	Title	Date

/s/ GEORGE J. PEDERSEN George J. Pedersen	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	July 7, 2010

/s/ KEVIN M. PHILLIPS Kevin M. Phillips	Executive VP and Chief Financial Officer (Principal Financial Officer)	July 7, 2010

/s/ JOHN J. FITZGERALD John J. Fitzgerald	Senior VP Finance and Controller (Principal Accounting Officer)	July 7, 2010

/s/ RICHARD L. ARMITAGE Richard L. Armitage	Director	July 7, 2010

/s/ MARK K. BUSH Mary K. Bush	Director	July 7, 2010

/s/ BARRY G. CAMPBELL Barry G. Campbell	Director	July 7, 2010

/s/ WALTER R. FATZINGER, JR. Walter R. Fatzinger, Jr.	Director	July 7, 2010

/s/ DAVID E. JEREMIAH David E. Jeremiah	Director	July 7, 2010

/s/ RICHARD J. KERR Richard J. Kerr	Director	July 7, 2010

/s/ KENNETH A. MINIHAN Kenneth A. Minihan	Director	July 7, 2010

/s/ STEPHEN W. PORTER Stephen W. Porter	Director	July 7, 2010

/s/ LAWRENCE B. PRIOR III Lawrence B. Prior III	Director and President and Chief Operating Officer	July 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, State of Virginia, on July 7, 2010.

DB DATA SYSTEMS, LLC
GRAY HAWK TECHNOLOGY SOLUTIONS, LLC
HAWKEYE SYSTEMS, LLC
MANTECH ADVANCED SYSTEMS
INTERNATIONAL, INC.
MANTECH GRAY HAWK SYSTEMS, INC.
SYMMETRON HOLDING CORPORATION
SYMMETRON, LLC

By	/S/ KEVIN M. PHILLIPS
Kevin M. Phillips Director, President and Treasurer (Principal Executive, Financial and Accounting Officer) Date: July 7, 2010

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint George J. Pedersen and Michael R. Putnam, each to be his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including without limitation any post-effective amendments thereto and any registration statement pursuant to Rule 462(b)), and to file each of the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Name and Signature	Title	Date

/S/ KEVIN M. PHILLIPS	Director, President and Treasurer (Principal	July 7, 2010
Kevin M. Phillips	Executive, Financial and Accounting Officer)

/S/ GEORGE J. PEDERSEN	Director	July 7, 2010
George J. Pedersen

/S/ JEFFREY S. BROWN	Director	July 7, 2010
Jeffrey S. Brown

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, State of Virginia, on July 7, 2010.

DDK TECHNOLOGY GROUP, INC.
MANTECH GRS SOLUTIONS, INC.
MANTECH INFORMATION SYSTEMS & TECHNOLOGY CORPORATION
MANTECH MBI, INC.
MANTECH MISSION OPERATIONS CORPORATION
MANTECH SECURITY & MISSION ASSURANCE CORPORATION

By	/S/ L. WILLIAM VARNER

L. William Varner President (Principal Executive Officer) Date: July 7, 2010

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint George J. Pedersen and Michael R. Putnam, each to be his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including without limitation any post-effective amendments thereto and any registration statement pursuant to Rule 462(b)), and to file each of the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Name and Signature	Title	Date

/S/ L. WILLIAM VARNER	President (Principal Executive Officer)	July 7, 2010
L. William Varner

/S/ KEVIN M. PHILLIPS	Director and Treasurer (Principal	July 7, 2010
Kevin M. Phillips	Financial and Accounting Officer)

/S/ GEORGE J. PEDERSEN	Director	July 7, 2010
George J. Pedersen

/S/ JEFFREY S. BROWN	Director	July 7, 2010
Jeffrey S. Brown

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, State of Virginia, on July 7, 2010.

INTEROP II

By	/S/ BONNIE J. COOK

Bonnie J. Cook Financial Officer (Principal Financial and Accounting Officer) Date: July 7, 2010

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint George J. Pedersen and Michael R. Putnam, each to be his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including without limitation any post-effective amendments thereto and any registration statement pursuant to Rule 462(b)), and to file each of the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Name and Signature	Title	Date

/S/ BONNIE J. COOK Bonnie J. Cook	Financial Officer (Principal Financial and Accounting Officer)	July 7, 2010

/S/ LOUIS M. ADDEO Louis M. Addeo	Authorized signatory on behalf of ManTech Telecommunications and Information Systems Corporation, as Partner of Interop II (a general partnership)	July 7, 2010

/S/ LOUIS M. ADDEO Louis M. Addeo	Authorized signatory on behalf of ManTech Electronics Interoperability Services, Inc., as Partner of Interop II (a general partnership)	July 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, State of Virginia, on July 7, 2010.

MANTECH ADVANCED DEVELOPMENT GROUP, INC.
MANTECH SYSTEMS ENGINEERING CORPORATION

By	/S/ KENNETH J. FARQUHAR
Kenneth J. Farquhar President (Principal Executive Officer) Date: July 7, 2010

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint George J. Pedersen and Michael R. Putnam, each to be his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including without limitation any post-effective amendments thereto and any registration statement pursuant to Rule 462(b)), and to file each of the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Name and Signature	Title	Date

/S/ KENNETH J. FARQUHAR Kenneth J. Farquhar	President (Principal Executive Officer)	July 7, 2010

/S/ KEVIN M. PHILLIPS M. Phillips	Director and Treasurer (Principal Financial and Accounting Officer)	July 7, 2010

/S/ GEORGE J. PEDERSEN George J. Pedersen	Director	July 7, 2010

/S/ JEFFREY S. BROWN Jeffrey S. Brown	Director	July 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, State of Virginia, on July 7, 2010.

MANTECH COMMAND CONTROL SYSTEMS CORPORATION
MANTECH ELECTRONICS INTEROPERABILITY SERVICES, INC.
MANTECH EUROPE SYSTEMS CORPORATION
MANTECH GLOBAL SERVICES CORPORATION
MANTECH SECURITY TECHNOLOGIES CORPORATION
MANTECH SOLUTIONS & TECHNOLOGIES CORPORATION
MANTECH SUPPORT TECHNOLOGY, INCORPORATED
MANTECH TELECOMMUNICATIONS AND INFORMATION SYSTEMS CORPORATION
MANTECH TEST SYSTEMS, INC.

By	/S/ LOUIS M. ADDEO
Louis M. Addeo President (Principal Executive Officer) Date: July 7, 2010

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint George J. Pedersen and Michael R. Putnam, each to be his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including without limitation any post-effective amendments thereto and any registration statement pursuant to Rule 462(b)), and to file each of the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Name and Signature	Title	Date

/S/ LOUIS M. ADDEO Louis M. Addeo	President (Principal Executive Officer)	July 7, 2010

/S/ KEVIN M. PHILLIPS Kevin M. Phillips	Director and Treasurer (Principal Financial and Accounting Officer)	July 7, 2010

/S/ GEORGE J. PEDERSEN George J. Pedersen	Director	July 7, 2010

/S/ JEFFREY S. BROWN Jeffrey S. Brown	Director	July 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, State of Virginia, on July 7, 2010.

MANTECH ENVIRONMENTAL RESEARCH SERVICES CORPORATION
MANTECH U.K. SYSTEMS CORPORATION
NSI TECHNOLOGY SERVICES CORPORATION

By	/S/ GEORGE J. PEDERSEN
George J. Pedersen Director and President (Principal Executive Officer) Date: July 7, 2010

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint George J. Pedersen and Michael R. Putnam, each to be his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including without limitation any post-effective amendments thereto and any registration statement pursuant to Rule 462(b)), and to file each of the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Name and Signature	Title	Date

/S/ GEORGE J. PEDERSEN	Director and President (Principal Executive Officer)	July 7, 2010
George J. Pedersen

/S/ KEVIN M. PHILLIPS	Director and Treasurer (Principal Financial and Accounting Officer)	July 7, 2010
Kevin M. Phillips

/S/ JEFFREY S. BROWN	Director	July 7, 2010
Jeffrey S. Brown

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, State of Virginia, on July 7, 2010.

MANTECH CYBER SOLUTIONS INTERNATIONAL, INC.

By	/S/ L. WILLIAM VARNER
L. William Varner President (Principal Executive Officer) Date: July 7, 2010

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint George J. Pedersen and Michael R. Putnam, each to be his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including without limitation any post-effective amendments thereto and any registration statement pursuant to Rule 462(b)), and to file each of the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Name and Signature	Title	Date

/S/ L. WILLIAM VARNER L. William Varner	President (Principal Executive Officer)	July 7, 2010

/S/ KEVIN M. PHILLIPS	Director and Treasurer (Principal Financial and Accounting Officer)	July 7, 2010
Kevin M. Phillips

/S/ GEORGE J. PEDERSEN	Director	July 7, 2010
George J. Pedersen

/S/ JEFFREY S. BROWN	Director	July 7, 2010
Jeffrey S. Brown

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, State of Virginia, on July 7, 2010.

MANTECH ETG, LLC

By	/S/ L. WILLIAM VARNER
L. William Varner President (Principal Executive Officer) Date: July 7, 2010

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint George J. Pedersen and Michael R. Putnam, each to be his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including without limitation any post-effective amendments thereto and any registration statement pursuant to Rule 462(b)), and to file each of the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Name and Signature	Title	Date

/S/ L. WILLIAM VARNER L. William Varner	President (Principal Executive Officer)	July 7, 2010

/S/ L. WILLIAM VARNER L. William Varner	Authorized signatory on behalf of ManTech Security & Mission Assurance Corporation, Sole Member of ManTech ETG, LLC (a member managed limited liability company)	July 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, State of Virginia, on July 7, 2010.

MANTECH SENSOR TECHNOLOGIES, INC.

By	/S/ MICHAEL GUALARIO
Michael Gualario President (Principal Executive Officer) Date: July 7, 2010

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint George J. Pedersen and Michael R. Putnam, each to be his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including without limitation any post-effective amendments thereto and any registration statement pursuant to Rule 462(b)), and to file each of the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Name and Signature	Title	Date

/S/ MICHAEL GUALARIO Michael Gualario	President (Principal Executive Officer)	July 7, 2010

/S/ KEVIN M. PHILLIPS Kevin M. Phillips	Director and Treasurer (Principal Financial and Accounting Officer)	July 7, 2010

/S/ GEORGE J. PEDERSEN George J. Pedersen	Director	July 7, 2010

/S/ JEFFREY S. BROWN Jeffrey S. Brown	Director	July 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, State of Virginia, on July 7, 2010.

MANTECH SRS TECHNOLOGIES, INC.

By	/S/ TERRENCE M. RYAN

Terrence M. Ryan President (Principal Executive Officer) Date: July 7, 2010

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint George J. Pedersen and Michael R. Putnam, each to be his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including without limitation any post-effective amendments thereto and any registration statement pursuant to Rule 462(b)), and to file each of the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Name and Signature	Title	Date

/S/ TERRENCE M. RYAN Terrence M. Ryan	President (Principal Executive Officer)	July 7, 2010

/S/ KEVIN M. PHILLIPS Kevin M. Phillips	Director and Treasurer (Principal Financial and Accounting Officer)	July 7, 2010

/S/ GEORGE J. PEDERSEN George J. Pedersen	Director	July 7, 2010

/S/ JEFFREY S. BROWN Jeffrey S. Brown	Director	July 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, State of Virginia, on July 7, 2010.

NEXOLVE CORPORATION

By	/S/ LOUIS M. ADDEO

Louis M. Addeo Director and President (Principal Executive Officer) Date: July 7, 2010

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint George J. Pedersen and Michael R. Putnam, each to be his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including without limitation any post-effective amendments thereto and any registration statement pursuant to Rule 462(b)), and to file each of the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Name and Signature	Title	Date

/S/ LOUIS M. ADDEO Louis M. Addeo	Director and President (Principal Executive Officer)	July 7, 2010

/S/ BONNIE J. COOK Bonnie J. Cook	Treasurer (Principal Financial and Accounting Officer)	July 7, 2010

/S/ EDMUND M. GLABUS Edmund M. Glabus	Director	July 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax, State of Virginia, on July 7, 2010.

UnityNet, Inc.

By	/S/ TERRENCE M. RYAN
Terrence M. Ryan President (Principal Executive Officer) Date: July 7, 2010

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint George J. Pedersen and Michael R. Putnam, each to be his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto (including without limitation any post-effective amendments thereto and any registration statement pursuant to Rule 462(b)), and to file each of the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, and every act and thing necessary or desirable to be done, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

Name and Signature	Title	Date

/S/ TERRENCE M. RYAN Terrence M. Ryan	President (Principal Executive Officer)	July 7, 2010

/S/ KENT A. BRIDGES Kent A. Bridges	Treasurer (Principal Financial and Accounting Officer)	July 7, 2010

/S/ MARK P. CHADASON Mark P. Chadason	Director	July 7, 2010

/S/ EDMUND P. GLABUS Edmund M. Glabus	Director	July 7 , 2010

EXHIBIT INDEX

Exhibit Number	Exhibit Description

3.1	Second Amended and Restated Certificate of Incorporation of the registrant as filed with the Secretary of State of the State of Delaware on January 30, 2002, filed as Exhibit 3.1 to registrant’s Amendment No. 3 to Registration Statement on Form S-1 (File No. 333-73946), as filed with the Commission on January 30, 2002, as amended, is hereby incorporated by reference.

3.2	Second Amended and Restated Bylaws of the registrant, filed as Exhibit 3.(II) to registrant’s Annual Report on Form 10-K for the year ended December 31, 2003, is hereby incorporated by reference.

4.1	Indenture governing 7.25% Senior Notes due 2018, including the form of 7.25% Senior Notes due 2018, dated April 13, 2010, among ManTech International Corporation, the Guarantors named therein, and The Bank of New York Mellon Trust Company, N.A., as trustee, filed as Exhibit 4.1 to ManTech International Corporation’s Current Report on Form 8-K dated April 13, 2010, is hereby incorporated by reference.

4.2	Registration Rights Agreement, dated April 13, 2010, among ManTech International Corporation, the Guarantors named therein, and Banc of America Securities LLC, as representative of the several Initial Purchasers, filed as Exhibit 4.3 to ManTech International Corporation’s Current Report on Form 8-K dated April 13, 2010, is hereby incorporated by reference.

5.1	Opinion of Morrison & Foerster LLP.*

12.1	Statement of Computation of Ratios.*

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP as Independent Registered Public Accounting Firm.*

23.3	Consent of Amper, Politziner & Mattia, LLP as Independent Registered Public Accounting Firm*

24.1	Powers of Attorney (included on the signature pages of this Registration Statement).

25.1	Statement of Eligibility and Qualification on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as Trustee for the 7.25% Senior Notes due 2018.*

99.1	Form of Letter of Transmittal*

99.2	Form of Letter to Brokers*

99.3	Form of Letter to Clients*

99.4	Form of Exchange Agent Agreement*

*	Filed herewith